Filed Pursuant to Rule 424(b)(3)
Registration Nos. 333-150501
333-150501-01
333-150501-02
333-150501-03
333-150501-04
333-150501-05
333-150501-06
333-150501-07
333-150501-08
333-150501-09
333-150501-10
333-150501-11
333-150501-12
333-150501-13
333-150501-14
333-150501-15

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

POWERSHARES DB ENERGY FUND

POWERSHARES DB OIL FUND

POWERSHARES DB PRECIOUS METALS FUND

POWERSHARES DB GOLD FUND

POWERSHARES DB SILVER FUND

POWERSHARES DB BASE METALS FUND

POWERSHARES DB AGRICULTURE FUND

DB MULTI-SECTOR COMMODITY MASTER TRUST

DB ENERGY MASTER FUND

DB OIL MASTER FUND

DB PRECIOUS METALS MASTER FUND

DB GOLD MASTER FUND

DB SILVER MASTER FUND

DB BASE METALS MASTER FUND

DB AGRICULTURE MASTER FUND

SUPPLEMENT DATED OCTOBER 19, 2009 TO

PROSPECTUS DATED MAY 1, 2009

This Supplement updates certain information contained in the Prospectus dated May 1, 2009, as supplemented from time-to-time (the “Prospectus”) of PowerShares DB Multi-Sector Commodity Trust (the “Trust”), PowerShares DB Energy Fund, PowerShares DB Oil Fund, PowerShares DB Precious Metals Fund, PowerShares DB Gold Fund, PowerShares DB Silver Fund, PowerShares DB Base Metals Fund, PowerShares DB Agriculture Fund (collectively, the “Funds”), DB Multi-Sector Commodity Master Trust, DB Energy Master Fund, DB Oil Master Fund, DB Precious Metals Master Fund, DB Gold Master Fund, DB Silver Master Fund, DB Base Metals Master Fund and DB Agriculture Master Fund. All capitalized terms used in this Supplement have the same meaning as in the Prospectus.

This Supplement is being filed as a result of changes in regulatory circumstances (the “Changes”) affecting certain of the Index Commodities with respect to the Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture Excess Return™ (“DBLCI-OY Agriculture ER™”). Such Changes, in the view of the Index Sponsor, necessitate the replacement of the DBLCI-OY Agriculture ER™.

Because of the Changes, the Index Sponsor has determined that the replacement index should include additional Index Commodities that are not currently part of the DBLCI-OY Agriculture ER™ in order to permit the replacement index to reflect the performance of the agricultural sector light of the Changes. The Managing Owner anticipates that the PowerShares DB Agriculture Fund will both replace DBLCI-OY Agriculture ER™ with Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and commence tracking Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ on October 19, 2009. Additional disclosures are being updated and are incidental to the foregoing.

Prospective investors in the Funds should review carefully the contents of both this Supplement and the Prospectus.

* * * * * * * * * * * * * * * * * * *

All information in the Prospectus is restated pursuant to this Supplement, except as updated hereby.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this Supplement is truthful or complete. Any representation to the contrary is a criminal offense.

THE COMMODITY FUTURES TRADING COMMISSION HAS NOT PASSED UPON THE MERITS OF PARTICIPATING IN THIS POOL NOR HAS THE COMMISSION PASSED UPON THE ADEQUACY OR ACCURACY OF THIS DISCLOSURE DOCUMENT.

DB COMMODITY SERVICES LLC

Managing Owner

I.	Paragraph 5 and the following bullet points of the Prospectus cover page are hereby deleted and replaced, in their entirety, with the following:

“DB Commodity Services LLC serves as the Managing Owner, commodity pool operator and commodity trading advisor of each Fund and each Master Fund. Each Master Fund trades exchange-traded futures contracts on the commodities comprising a particular commodities index, with a view to tracking the index over time. Each Fund also earns interest income from United States Treasury and other high credit quality short-term fixed income securities.

•	PowerShares DB Energy Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Excess Return™ (DBLCI-OY Energy ER™), which is intended to reflect the energy sector.

•

PowerShares DB Oil Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Excess Return™ (DBLCI-OY CL ER™), which is intended to reflect the changes in market value of crude oil.

•

PowerShares DB Precious Metals Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Excess Return™ (DBLCI-OY Precious Metals ER™), which is intended to reflect the precious metals sector.

•

PowerShares DB Gold Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Excess Return™ (DBLCI-OY GC ER™), which is intended to reflect the changes in market value of gold.

•

PowerShares DB Silver Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Excess Return™ (DBLCI-OY SI ER™), which is intended to reflect the changes in market value of silver.

•

PowerShares DB Base Metals Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Excess Return™ (DBLCI-OY Industrial Metals ER™), which is intended to reflect the base metals sector.

•

PowerShares DB Agriculture Fund is designed to track the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ (DBLCI Diversified Agriculture ER™), which is intended to reflect the agricultural sector.”

II.	Paragraph 1 of page 3 is hereby deleted and replaced, in its entirety, with the following:

“PowerShares DB Agriculture Fund. The end-of-day closing level of the DBLCI Diversified Agriculture ER is published under the symbol DBAGIX. The end-of-day net asset value of PowerShares DB Agriculture Fund is published under the symbol DBA.NV.”

III.	Paragraph 9 of page 3 is hereby deleted and replaced, in its entirety, with the following:

“PowerShares DB Agriculture Fund. The intra-day index level of the DBLCI Diversified Agriculture ER is published under the symbol DBAGIX. The intra-day indicative value per Share of PowerShares DB Agriculture Fund is published under the symbol DBA.IV.”

IV.	The Risk Factor that appears as the 5th bullet point of the “Summary – Risk Factors” section set forth on pages 4 and 5 is hereby deleted and replaced, in its entirety, with the following:

“—          As of the date of this Prospectus, the CFTC and commodity exchange rules impose speculative position limits on market participants trading in all eleven commodities included in the DBLCI Diversified Agriculture ER (Corn, Soybeans, Wheat, Kansas City Wheat, Sugar, Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Lean Hogs, or the Affected Index Commodities). Because the DB Agriculture Master Fund is subject to position limits, the PowerShares DB Agriculture Fund’s ability to issue new Baskets, or the DB Agriculture Master Fund’s ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities may be limited to the extent that these activities would cause the DB Agriculture Master Fund to exceed its applicable position limits. Limiting the size of the PowerShares DB Agriculture Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of the PowerShares DB Agriculture Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of the PowerShares DB Agriculture Fund.

If the Managing Owner determines in its commercially reasonable judgment that it has become impracticable or inefficient for any reason for any Master Fund to gain full or partial exposure to any Index Commodity by investing in a specific futures contract that comprises the applicable Index, such Master Fund may invest in a futures contract referencing the particular Index Commodity other than the specific contract that comprises the applicable Index or, in the alternative, invest in other futures contracts not based on the particular Index Commodity if, in the commercially reasonable judgment of the Managing Owner, such futures contracts tend to exhibit trading prices that correlate with a futures contract that comprises the applicable Index.”

V.	The last bullet point that appears on page 6 of the Prospectus under the “Summary – Investment Objective” section of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“—

PowerShares DB Agriculture Fund is designed to track the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ (DBLCI Diversified Agriculture ER™), which is intended to reflect the agricultural sector. The Index Commodities consist of Corn, Soybeans, Wheat, Kansas City Wheat, Sugar, Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Lean Hogs.”

VI.	The sub-section “Summary – General” set forth on pages 7 through 9 is hereby deleted and replaced, in its entirety, with the following:

“Each of the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™, or DBLCI-OYER™, and the Deutsche Bank Liquid Commodity Index Excess Return™, or DBLCI ER™ (“DBLCI-OYER™” and “DBLCI ER™,” collectively, “DBLCI™” or “DBLCI ER™”), is intended to reflect the changes in market value, positive or negative, in certain sectors of commodities, or an Index. Each Index is calculated on an excess return, or unfunded basis. All Indexes, excluding portions of the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™, are rolled in a manner which is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets, or Optimum Yield, with respect to each Index. Only Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ is rolled both on an Optimum Yield basis and non-Optimum Yield basis. Each Index is comprised of one or more underlying commodities, or Index Commodities. The composition of Index Commodities with respect to each Index varies according to each specific sector that such Index intends to reflect. Each Index Commodity is assigned a weight, or Index Base Weight, which is intended to reflect the proportion of such Index Commodity relative to each Index.

DBLCI-OY CL ER™, DBLCI-OY GC ER™ and DBLCI-OY SI ER™ are Indexes with a single Index Commodity, or Single Commodity Sector Indexes.

Each Index has been calculated back to a base date, or Base Date. On the Base Date the closing level of each Index, or Closing Level, was 100.

The sponsor of each Index is Deutsche Bank AG London, or Index Sponsor.

Each Index, except each Single Commodity Sector Index, is composed of notional amounts of each of the underlying Index Commodities. Each Single Commodity Sector Index is composed of one underlying Index Commodity. The notional amount of each Index Commodity included in each multi-sector Index is intended to reflect the changes in market value of each such Index Commodity within the specific Index. The Closing Level of each Index is calculated on each business day by the Index Sponsor based on the closing price of the futures contracts for each of the underlying Index Commodities and the notional amounts of such Index Commodities.

Each Index, excluding each Single Commodity Sector Index, is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on the Base Date.

The composition of each Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

Each Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the Master Fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity (excluding the following underlying Index Commodities of the DBLCI Diversified Agriculture ER™: Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Live Hogs, or the non-OY Single Commodity Indexes) rolls to the futures contract which generates the best possible ‘implied roll yield,’ or the OY Single Commodity Indexes. The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in each OY Single Commodity Index. As a result, each OY Single Commodity Index is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

Each of the non-OY Single Commodity Indexes rolls only to the next to expire futures contract as provided below under “Contract Selection (Non-OY Single Commodity Indexes only).”

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the Fund’s return while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the Fund’s return.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on each weekday when banks in New York, New York are open, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless either an Index disruption event or force majeure event has occurred).

Contract Selection (OY Single Commodity Indexes only)

On the first New York business day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the applicable OY Single Commodity Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new Index Commodity futures contract will be selected for inclusion in such OY Single Commodity Index. For example, if the first New York business day is May 1, 2011, and the Delivery Month of the Index Commodity futures contract currently in such OY Single Commodity Index is June 2011, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity of an OY Single Commodity Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in such OY Single Commodity Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2011 and the Delivery Month of an Index Commodity futures contract currently in an OY Single Commodity Index is therefore June 2011, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2011 and June 2012. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After selection of the replacement futures contract, each OY Single Commodity Index will roll such replacement futures contract as provided in the sub-paragraph “Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes.”

Contract Selection (Non-OY Single Commodity Indexes only)

On the first Index Business Day of each month, each non-OY Single Commodity Index will select a new futures contract to replace the old futures contract as provided in the following schedule.

Contract	Exchange (Symbol)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Cocoa	ICE-US (CC)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Coffee	ICE-US (KC)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Cotton	ICE-US (CT)	H	H	K	K	N	N	Z	Z	Z	Z	Z	H
Live Cattle	CME (LC)	G	J	J	M	M	Q	Q	V	V	Z	Z	G
Feeder Cattle	CME (FC)	H	H	J	K	Q	Q	Q	U	V	X	F	F
Lean Hogs	CME (LH)	G	J	J	M	M	N	Q	V	V	Z	Z	G

Month Letter Codes
Month	Letter Code
January	F
February	G
March	H
April	J
May	K
June	M
July	N
August	Q
September	U
October	V
November	X
December	Z

After selection of the replacement futures contract, each non-OY Single Commodity Index will roll such replacement futures contract as provided in the sub-paragraph “Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes.”

Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes

After the futures contract selection with respect to both OY Single Commodity Indexes and non-OY Single Commodity Indexes, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving an Index and the new Index Commodities are then calculated.

On all days that are not monthly index roll days, the notional holdings of each Index Commodity future remains constant.

Each Index is re-weighted on an annual basis on the 6th Index Business Day of each November.

The calculation of each Index is expressed as the weighted average return of the Index Commodities.

DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of the Index Sponsor and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending with respect to both the Trust and aspects of each Index. Any use of these marks must be with the consent of or under license from the Index Sponsor. The Fund, Master Fund and the Managing Owner have been licensed to use DBLCI™ and Deutsche Bank Liquid Commodity Index™. The Index Sponsor does not approve, endorse or recommend the Fund, the Master Fund or the Managing Owner.

There can be no assurance that any Fund or Master Fund will achieve its investment objective or avoid substantial losses. The Master Funds have limited performance history. The value of the Shares of each Fund is expected to fluctuate generally in relation to changes in the value of its corresponding Master Fund Units.”

VII.	Risk Factors (2) and (3) set forth on pages 24 and 25 of the Prospectus are hereby deleted and replaced, in their entirety, with the following:

“(2)    Net Asset Value May Not Always Correspond to Market Price and, as a Result, Baskets may be Created or Redeemed at a Value that Differs from the Market Price of the Shares.

The net asset value per share of the Shares of a Fund will change as fluctuations occur in the market value of the portfolio of its corresponding Master Fund. Investors should be aware that the public trading price of a Basket of Shares of a Fund may be different from the net asset value of a Basket of Shares of the Fund (i.e., 200,000 Shares may trade at a premium over, or a discount to, net asset value of a Basket of Shares) and similarly the public trading price per Share of a Fund may be different from the net asset value per Share of the Fund. Consequently, an Authorized Participant may be able to create or redeem a Basket of Shares of a Fund at a discount or a premium to the public trading price per Share of the Fund. This price difference may be due, in large part, to the fact that supply and demand forces at work in the secondary trading market for Shares of a Fund is closely related, but not identical to the same forces influencing the prices of the Index Commodities comprising the Fund’s corresponding Index, trading individually or in the aggregate at any point in time. Investors also should note that the size of each Fund in terms of total assets held may change substantially over time and from time-to-time as Baskets are created and redeemed.

Authorized Participants or their clients or customers may have an opportunity to realize a riskless profit if they can purchase a Creation Basket of a Fund at a discount to the public trading price of the Shares or can redeem a Redemption Basket at a premium over the public trading price of such Shares. The Managing Owner expects that the exploitation of such arbitrage opportunities by Authorized Participants and their clients and customers will tend to cause the public trading price to track net asset value per Share closely over time.

The value of a Share may be influenced by non-concurrent trading hours between the NYSE Arca and the various futures exchanges on which the Index Commodities are traded. While the Shares trade on the NYSE Arca from 9:30 a.m. to 4:00 p.m. Eastern Standard Time, the trading hours for the futures exchanges on which each of the Index Commodities trade may not necessarily coincide during all of this time. For example, while the Shares of a Fund trade on the NYSE Arca until 4:00 p.m. Eastern Standard Time, liquidity in the global corn market will be reduced after the close of the CBOT at 2:15 p.m. Eastern Standard Time. As a result, during periods when the NYSE Arca is open and the futures exchanges on which the Index Commodities are traded are closed, trading spreads and the resulting premium or discount on the Shares may widen and, therefore, increase the difference between the price of the Shares of a Fund and the net asset value of such Shares.

(3)    Regulatory and Exchange Position Limits and Other Rules May Restrict the Creation of Baskets of One or More of the Funds and the Operation of its Corresponding Master Fund.

CFTC and commodity exchange rules impose speculative position limits on market participants, including certain of the Master Funds, trading in certain commodities. These position limits prohibit any person from holding a position of more than a specific number of such futures contracts.

In the aggregate, the Indexes for the Funds are composed of 21 Index Commodities, of which 16 Index Commodities are subject to speculative position limits imposed by either the CFTC or the rules of the futures exchanges on which the futures contracts for the applicable Index Commodities are traded. The purposes of speculative position limits are to diminish, eliminate or prevent sudden or unreasonable fluctuations or unwarranted changes in the prices of futures contracts. Currently, speculative position limits (i) for corn, oats, wheat, soybean, soybean oil and cotton are determined by the CFTC and (ii) for all other commodities are determined by the futures exchanges. Generally, speculative position limits in the physical delivery markets are set at a stricter level during the spot month, when the futures contract matures and becomes deliverable, versus the limits set for all other months. Subject to any relevant exemptions, traders, such as each Master Fund, may not exceed speculative position limits, either individually, or in the aggregate with other persons with whom they are under common control or ownership. If the Managing Owner determines that a Master Fund’s trading may be approaching any of these speculative position limits, such Master Fund may reduce its trading in that commodity or trade in other commodities or instruments that the Index Sponsor determines comply with the rules and goals of the applicable Index. Below is a chart that sets forth certain relevant information, including current speculative position limits for each Affected Index Commodity that any person may hold, separately or in combination, net long or net short, for the purchase or sale of any commodity futures contract or, on a futures-equivalent basis, options thereon. Speculative position limit levels are subject to change by the CFTC or the relevant exchanges.

Affected Index Commodity	Exchange (Symbol)[1]	Exchange Position Limits
Corn	CBOT (C)	600 – Spot Month 13,500 – Single Month 22,000 – All Months Combined
Cotton #2	ICE-US (CT)	300 – Spot Month 3,500 – Single Month 5,000 – All Months Combined
Sugar #11	ICE-US (SB)	5,000 – Spot Month
Soybeans	CBOT (S)	600 – Spot Month 6,500 – Single Month 10,000 – All Months Combined
Wheat	CBOT (W)

600 – Spot Month

5,000 – Single Month. Additional futures contracts may be held outside of the spot month as part of futures/futures spreads within a crop year provided that the total of such positions, when combined with outright positions, does not exceed the all months combined limit.

6,500 – All Months Combined

Affected Index Commodity	Exchange (Symbol)[1]	Exchange Position Limits
Kansas City Wheat	KCB (KW)	600 contracts – Spot Month (Spot month limits go into effect on a contract at the close of trade the day before its first delivery notice day.) 5,000 – Single Month 6,500 – All Months Combined
Cocoa	ICE-US (CC)	1,000 contracts for any month for which delivery notices have or maybe issued.
Coffee	ICE-US (KC)	500 – Notice Period
Live Cattle	CME (LC)

450 contracts in the expiring contract month as of the close of business on the first business day following the first Friday of the contract month.

300 contracts in the expiring contract month as of the close of business on the business day immediately preceding the last five business days of the contract month.

5,400 – Single Month

Not applicable – All Months Combined

Feeder Cattle	CME (FC)	1,600 contracts long or short in any contract month; 300 contracts long or short in the spot month during the last ten days of trading.
Lean Hogs	CME (LH)	4,100 contracts in any contract Month 950 contracts – Spot Month
Gold	COMEX (GC)	3,000 – Spot Month 6,000 – Single Month 6,000 – All Months Combined
Silver	COMEX (SI)	1,500 – Spot Month 6,000 – Single Month 6,000 – All Months Combined
Light, Sweet Crude Oil	NYMEX (CL)	10,000 – Single Month 20,000 – All Months Combined But not to exceed 3,000 contracts in the last three days of trading in the spot month
Heating Oil	NYMEX (HO)	7,000 – All Months Combined But not to exceed 1,000 in the last three days of trading in the spot month.
Natural Gas	NYMEX (NG)	12,000 – Single Month 12,000 – All Months Combined But not to exceed 1,000 in the last three days of trading in the spot month.

1 Legend:

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“ICE-US” means ICE Futures U.S., Inc., or its successor.

“KCB” mean the Board of Trade of Kansas City, Missouri, Inc., or its successor.

“CME” means the Chicago Mercantile Exchange, Inc., or its successor.

“COMEX” means the Commodity Exchange Inc., New York, or its successor.

“NYMEX” means the New York Mercantile Exchange, or its successor.

Because a Master Fund may be subject to position limits and, consequently, the corresponding Fund’s ability to issue new Baskets, or the Master Fund’s ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities may be limited to the extent these activities would cause such Master Fund to exceed its applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares, as traded on the NYSE Arca, and the net asset value of a Fund. That is, the inability to create additional Baskets could result in Shares trading at a premium or discount to net asset value of a Fund.

It is possible that in the future, the CFTC may propose new rules with respect to position limits in agricultural, energy and any other commodities for traders engaged in indexed-based trading, such as the trading engaged in by the Master Funds. Depending on the outcome of any future CFTC rulemaking, the rules concerning position limits may be amended in a manner that is either detrimental or favorable to the Funds. For example, if the amended rules are detrimental to a particular Master Fund, its corresponding Fund’s ability to issue new Baskets, or such Master Fund’s ability to reinvest income in additional futures contracts corresponding to the Affected Index Commodities, may be limited to the extent these activities would cause such Master Fund to exceed the applicable position limits. Limiting the size of a Fund may affect the correlation between the price of the Shares of a Fund, as traded on the NYSE Arca, and the net asset value of such Fund. That is, the inability to create additional Baskets could result in Shares in a Fund trading at a premium or discount to net asset value of such Fund.”

VIII.	Risk Factor (9) set forth on page 26 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“(9)    As the Managing Owner and its Principals have Been Operating Investment Vehicles like the Funds or the Master Funds Since January 2006, their Experience may be Inadequate or Unsuitable to Manage the Funds or the Master Funds.

The Managing Owner was formed to be the managing owner of investment vehicles such as the Funds and the Master Funds and has been managing such investment vehicles since January 2006. The past performances of the Managing Owner’s management of other commodity pools are no indication of its ability to manage investment vehicles such as the Funds and the Master Funds. If the experience of the Managing Owner and its principals is not adequate or suitable to manage investment vehicles such as the Funds and the Master Funds, the operations of the Funds and the Master Funds may be adversely affected.”

IX.	Risk Factor (11) set forth on page 27 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“(11)    Fewer Representative Commodities May Result In Greater Index Volatility.

Each of the Indexes is concentrated in terms of the number of commodities represented, and some are highly concentrated in a single commodity. Each of PowerShares DB Energy Fund, PowerShares DB Precious Metals Fund, PowerShares DB Base Metals Fund and PowerShares DB Agriculture Fund are concentrated in 11 or fewer commodities and each of PowerShares DB Oil Fund, PowerShares DB Gold Fund and PowerShares DB Silver Fund is concentrated in a single commodity. You should be aware that other commodities indexes are more diversified in terms of both the number and variety of commodities included. Concentration in fewer commodities may result in a greater degree of volatility in an Index and the net asset value of the Fund and Master Fund which track the Index under specific market conditions and over time.”

X.

The sixth full paragraph, the ninth full paragraph and the fifth paragraph under the “INVESTMENT OBJECTIVES OF THE FUNDS” section of the Prospectus set forth on pages 33, 34 and 35, respectively, are hereby deleted and replaced, in their entirety, with the following:

“INVESTMENT OBJECTIVES OF THE FUNDS

PowerShares DB Agriculture Fund is designed to track the Deutsche Bank Liquid Commodity Index–Optimum Yield Agriculture Excess Return™ (DBLCI Diversified Agriculture ER™), which is intended to reflect the agricultural sector.

. . .

PowerShares DB Agriculture Fund. The end-of-day closing level of the DBLCI Diversified Agriculture ER is published under the symbol DBAGIX. The end-of-day net asset value of PowerShares DB Agriculture Fund is published under the symbol DBA.NV.

. . .

PowerShares DB Agriculture Fund. The intra-day index level of the DBLCI Diversified Agriculture ER is published under the symbol DBAGIX. The intra-day indicative value per Share of PowerShares DB Agriculture Fund is published under the symbol DBA.IV.”

XI.	Pages 37 through 109 of the Prospectus is hereby deleted and replaced, in its entirety, with the following:

“PERFORMANCE OF POWERSHARES DB ENERGY FUND (TICKER: DBE), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool:  PowerShares DB Energy Fund

Type of Pool:  Public, Exchange-Listed Commodity Pool

Inception of Trading:  January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009:  $452,674,180

Net Asset Value as of August 31, 2009:  $288,139,627

Net Asset Value per Share as of August 31, 2009:  $24.01

Worst Monthly Drawdown:  (28.36)% October 2008

Worst Peak-to-Valley Drawdown:  (66.18)% June 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(6.19)	(1.17)	0.08
February	(5.93)	10.62	5.80
March	5.71	1.35	5.33
April	(1.34)	10.21	0.86
May	22.99	14.95	(0.92)
June	3.14	10.15	3.41
July	2.26	(12.21)	2.26
August	(3.50)	(6.72)	(4.07)
September		(11.32)	7.78
October		(28.36)	12.90
November		(14.60)	(2.56)
December		(13.74)**	4.95***
Compound Rate of Return[6]	15.21% (8 months)	(40.74)%	40.68%
*	The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.44 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**

The December 2008 return of (13.74)% includes the $0.44 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (11.92)%.

***

The December 2007 return of 4.95% includes the $0.90 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.64%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB OIL FUND (TICKER: DBO), A SERIES OF POWERSHARES

DB MULTI-SECTOR COMMODITY TRUST

Name of Pool:  PowerShares DB Oil Fund

Type of Pool:  Public, Exchange-Listed Commodity Pool

Inception of Trading:  January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009:  $447,107,338

Net Asset Value as of August 31, 2009:  $282,088,225

Net Asset Value per Share as of August 31, 2009:  $25.19

Worst Monthly Drawdown:  (29.20)% October 2008

Worst Peak-to-Valley Drawdown:  (65.43)% June 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(5.87)	(3.00)	(2.08)
February	(4.30)	10.99	6.13
March	7.88	0.30	4.77
April	(1.12)	12.33	(2.20)
May	26.94	12.65	(2.48)
June	1.94	11.73	4.58
July	3.09	(11.24)	2.65
August	(3.12)	(5.82)	(4.20)
September		(12.79)	9.59
October		(29.20)	15.62
November		(15.73)	(2.39)
December		(11.79)**	4.85***
Compound Rate of Return	24.21% (8 months)	(41.42)%	38.48%
*	The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.12 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**

The December 2008 return of (11.79)% includes the $0.12 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (11.27)%.

***

The December 2007 return of 4.85% includes the $1.28 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.93%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 40.

PERFORMANCE OF POWERSHARES DB PRECIOUS METALS FUND (TICKER: DBP), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool:  PowerShares DB Precious Metals Fund

Type of Pool:  Public, Exchange-Listed Commodity Pool

Inception of Trading:  January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009:  $235,769,486

Net Asset Value as of August 31, 2009:  $158,342,178

Net Asset Value per Share as of August 31, 2009:  $32.99

Worst Monthly Drawdown:  (18.43)% October 2008

Worst Peak-to-Valley Drawdown:  (31.88)% February 2008 – October 2008

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	6.02	10.18	4.04
February	1.97	7.34	2.77
March	(1.84)	(7.24)	(1.87)
April	(3.99)	(5.36)	2.10
May	12.91	2.30	(2.43)
June	(7.08)	3.99	(3.14)
July	2.61	(0.88)	2.96
August	1.17	(12.05)	(0.77)
September		2.59	16.86
October		(18.43)	(5.36)
November		11.56	3.95
December		6.94*	4.04**
Compound Rate of Return	10.97% (8 months)	(3.88)%	23.72%
*

The December 2008 return of 6.94% includes the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 7.91%.

**

The December 2007 return of 4.04% includes the $0.60 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.58%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB GOLD FUND (TICKER: DGL), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool:  PowerShares DB Gold Fund

Type of Pool:  Public, Exchange-Listed Commodity Pool

Inception of Trading:  January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009:  $202,364,362

Net Asset Value as of August 31, 2009:  $130,289,523

Net Asset Value per Share as of August 31, 2009:  $34.29

Worst Monthly Drawdown:  (18.06)% October 2008

Worst Peak-to-Valley Drawdown:  (26.80)% February 2008 – October 2008

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	4.85	9.67	3.44
February	1.48	5.14	2.44
March	(2.07)	(5.77)	(1.02)
April	(3.64)	(5.92)	2.86
May	9.53	2.54	(2.93)
June	(5.40)	4.17	(1.99)
July	2.69	(1.48)	2.61
August	(0.26)	(9.22)	0.68
September		5.49	9.81
October		(18.06)	6.01
November		13.29	(1.26)
December		6.66*	3.54**
Compound Rate of Return	6.56% (8 months)	2.00%	26.20%
*

The December 2008 return of 6.66% includes the $0.26 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 7.52%.

**

The December 2007 return of 3.54% includes the $0.81 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.84%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 40.

PERFORMANCE OF POWERSHARES DB SILVER FUND (TICKER: DBS), A SERIES OF

POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool:  PowerShares DB Silver Fund

Type of Pool:  Public, Exchange-Listed Commodity Pool

Inception of Trading:  January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009:  $133,769,046

Net Asset Value as of August 31, 2009:  $63,962,865

Net Asset Value per Share as of August 31, 2009:  $26.65

Worst Monthly Drawdown:  (23.42)% August 2008

Worst Peak-to-Valley Drawdown:  (51.35)% February 2008 – October 2008

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	11.40	12.83	6.48
February	4.16	16.53	4.13
March	(0.89)	(12.95)	(4.91)
April	(5.23)	(4.05)	0.49
May	26.80	1.67	(0.26)
June	(13.00)	3.41	(7.80)
July	2.46	1.68	4.60
August	6.73	(23.42)	(6.71)
September		(10.23)	13.76
October		(20.75)	3.92
November		4.72	(2.92)
December		8.74*	2.02**
Compound Rate of Return	31.48% (8 months)	(27.16)%	11.32%

*

The December 2008 return of 8.74% includes the $0.22 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 9.92%.

**

The December 2007 return of 2.02% includes the $0.87 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 5.24%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB BASE METALS FUND (TICKER: DBB), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool:  PowerShares DB Base Metals Fund

Type of Pool:  Public, Exchange-Listed Commodity Pool

Inception of Trading:  January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009:  $499,149,030

Net Asset Value as of August 31, 2009:  $384,932,163

Net Asset Value per Share as of August 31, 2009:  $18.51

Worst Monthly Drawdown:  (27.29)% October 2008

Worst Peak-to-Valley Drawdown:  (60.29)% July 2007 – January 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(7.37)	8.82	(5.84)
February	3.71	12.16	3.70
March	12.99	(5.59)	1.88
April	6.48	(0.87)	10.74
May	6.30	(4.54)	(2.40)
June	3.07	3.92	(1.19)
July	13.82	(4.21)	4.86
August	7.55	(6.74)	(7.61)
September		(11.14)	2.37
October		(27.29)	(2.43)
November		(6.46)	(5.95)
December		(11.29)**	(8.98)***
Compound Rate of Return	55.03% (8 months)	(45.73)%	(12.00)%
*

The Worst Peak-to-Valley Drawdown from July 2007 – January 2009 includes the effect of the $0.96 per Share distribution made to Shareholders of record as of December 19, 2007, and the effect of the $0.28 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnotes ** and ***.

**

The December 2008 return of (11.29)% includes the $0.28 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (9.21)%.

***

The December 2007 return of (8.98)% includes the $0.96 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was (5.01)%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 40.

PERFORMANCE OF POWERSHARES DB AGRICULTURE FUND (TICKER: DBA), A SERIES OF POWERSHARES DB MULTI-SECTOR COMMODITY TRUST

Name of Pool:  PowerShares DB Agriculture Fund

Type of Pool:  Public, Exchange-Listed Commodity Pool

Inception of Trading:  January 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009:  $4,909,831,036

Net Asset Value as of August 31, 2009:  $2,422,564,759

Net Asset Value per Share as of August 31, 2009:  $26.16

Worst Monthly Drawdown:  (14.74)% September 2008

Worst Peak-to-Valley Drawdown:  (43.49)% February 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(3.62)	12.47	3.44
February	(5.88)	12.90	3.91
March	3.74	(12.43)	(5.81)
April	2.58	0.27	(1.94)
May	11.50	(1.56)	5.84
June	(9.17)	13.41	(0.04)
July	(0.55)	(10.36)	(0.50)
August	3.69	(3.28)	2.07
September		(14.74)	10.20
October		(14.44)	(0.17)
November		(4.41)	4.94
December		5.10**	6.56***
Compound Rate of Return	0.81% (8 months)	(20.91)%	31.24%
*

The Worst Peak-to-Valley Drawdown from February 2008 – February 2009 includes the effect of the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote**.

**

The December 2008 return of 5.10% includes the $0.45 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 6.93%.

***

The December 2007 return of 6.56% includes the $0.45 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 7.89%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information.

Footnotes to Performance Information

1.            “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2.            “Net Asset Value” is the net asset value of each pool as of August 31, 2009.

3.            “Net Asset Value per Share” is the Net Asset Value of the relevant pool divided by the total number of Shares outstanding with respect to such pool as of August 31, 2009.

4.            “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5.            “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the relevant pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6.            “Compound Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the respective charts above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.

DESCRIPTION OF THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD EXCESS RETURN™ SECTOR INDEXES

DBLCI™ and Deutsche Bank Liquid Commodity Index™ are trade marks of the Index Sponsor and are the subject of Community Trade Mark Nos. 3055043 and 3054996. Trade Mark applications in the United States are pending with respect to both the Trust and aspects of each Index. Any use of these marks must be with the consent of or under license from the Index Sponsor. The Fund, Master Fund and the Managing Owner have been licensed to use DBLCI™ and Deutsche Bank Liquid Commodity Index™. The Index Sponsor does not approve, endorse or recommend the Fund, the Master Fund or the Managing Owner.

General

Each of the Deutsche Bank Liquid Commodity Index–Optimum Yield Excess Return™, or DBLCI-OYER™, and the Deutsche Bank Liquid Commodity Index Excess Return™, or DBLCI ER™ (“DBLCI-OYER™” and “DBLCI ER™,” collectively, “DBLCI™” or “DBLCI ER™”), is intended to reflect the changes in market value, positive or negative, in certain sectors of commodities, or an Index. Each Index is calculated on an excess return, or unfunded basis. All Indexes, excluding portions of the Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™, are rolled in a manner which is aimed at potentially maximizing the roll benefits in backwardated markets and minimizing the losses from rolling in contangoed markets, or Optimum Yield, with respect to each Index. Only Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ is rolled both on an Optimum Yield basis and non-Optimum Yield basis. Each Index is comprised of one or more underlying commodities, or Index Commodities. The composition of Index Commodities with respect to each Index varies according to each specific sector that such Index intends to reflect. Each Index Commodity is assigned a weight, or Index Base Weight, which is intended to reflect the proportion of such Index Commodity relative to each Index.

Indexes and Covered Sectors

The Indexes track the following sectors:

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Excess Return™, or DBLCI-OY Energy ER™, is intended to reflect the energy sector.

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Excess Return™, or DBLCI-OY CL ER™, is intended to reflect the changes in market value of the crude oil sector.

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Excess Return™, or DBLCI-OY Precious Metals ER™, is intended to reflect the precious metals sector.

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Excess Return™, or DBLCI-OY GC ER™, is intended to reflect the changes in market value of the gold sector.

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Excess Return™, or DBLCI-OY SI ER™, is intended to reflect the changes in market value of the silver sector.

•	Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Excess Return™, or DBLCI-OY Industrial Metals ER™, is intended to reflect the base metals sector.

•	Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™, or DBLCI Diversified Agriculture ER™, is intended to reflect the agricultural sector.

DBLCI-OY CL ER™, DBLCI-OY GC ER™ and DBLCI-OY SI ER™ are Indexes with a single Index Commodity, or Single Commodity Sector Indexes.

Each Index has been calculated back to a base date, or Base Date. On the Base Date the closing level of each Index, or Closing Level, was 100.

The sponsor of each Index is Deutsche Bank AG London, or Index Sponsor.

SECTOR INDEXES OVERVIEW

Index	Index Commodity	Exchange (Contract Symbol)[1]	Base Date	Index Base Weight

DBLCI-OY Energy ER™	Light, Sweet Crude Oil (WTI)	NYMEX (CL)	June 4, 1990	22.50%
	Heating Oil	NYMEX (HO)		22.50%
	Brent Crude Oil	ICE-UK (LCO)		22.50%
	RBOB Gasoline	NYMEX (XB)		22.50%
	Natural Gas	NYMEX (NG)		10.00%

DBLCI-OY CL ER™[2]	Light, Sweet Crude Oil (WTI)	NYMEX (CL)	December 2, 1988	100.00%

DBLCI-OY Precious Metals ER™	Gold	COMEX (GC)	December 2, 1988	80.00%
	Silver	COMEX (SI)		20.00%

DBLCI-OY GC ER™[2]	Gold	COMEX (GC)	December 2, 1988	100.00%

DBLCI-OY SI ER™[2]	Silver	COMEX (SI)	December 2, 1988	100.00%

DBLCI-OY Industrial Metals ER™	Aluminum	LME (MAL)	September 3, 1997	33.33%
	Zinc	LME (MZN)		33.33%
	Copper - Grade A	LME (MCU)		33.33%

DBLCI Diversified Agriculture ER™	Corn[3]	CBOT (C)	January 18, 1989	12.50%
	Soybeans[3]	CBOT (S)		12.50%
	Wheat[3]	CBOT (W)		6.25%
	Kansas City Wheat[3]	KCB (KW)		6.25%
	Sugar[3]	ICE-US (SB)		12.50%
	Cocoa[4]	ICE-US (CC)		11.11%
	Coffee[4]	ICE-US (KC)		11.11%
	Cotton[4]	ICE-US (CT)		2.78%
	Live Cattle[4]	CME (LC)		12.50%
	Feeder Cattle[4]	CME (FC)		4.17%
	Lean Hogs[4]	CME (LH)		8.33%

1Connotes the exchanges on which the underlying futures contracts are traded with respect to each Single Commodity Index.

2DBLCI-OY CL ER™, DBLCI-OY GC ER™, or DBLCI-OY SI ER™ are Sector Indexes with a single Index Commodity, or Single Commodity Sector Indexes.

3Connotes Single Commodity Index rolled on Optimum Yield basis.

4Connotes non-OY Single Commodity Index.

Legend:

“CBOT” means the Board of Trade of the City of Chicago Inc., or its successor.

“CME” means the Chicago Mercantile Exchange, Inc., or its successor.

“COMEX” means the Commodity Exchange Inc., New York, or its successor.

“ICE-UK” means ICE Futures Europe, or its successor.

“ICE-US” means ICE Futures U.S., Inc., or its successor.

“KCB” mean the Board of Trade of Kansas City, Missouri, Inc., or its successor.

“LME” means The London Metal Exchange Limited, or its successor.

“NYMEX” means the New York Mercantile Exchange, or its successor.

Composition of Indexes

Each Index, except each Single Commodity Sector Index, is composed of notional amounts of each of the underlying Index Commodities. Each Single Commodity Sector Index is composed of one underlying Index Commodity. The notional amount of each Index Commodity included in each multi-sector Index is intended to reflect the changes in market value of each such Index Commodity within the specific Index. The Closing Level of each Index is calculated on each business day by the Index Sponsor based on the closing price of the futures contracts for each of the underlying Index Commodities and the notional amounts of such Index Commodities.

Each Index, excluding each Single Commodity Sector Index, is rebalanced annually in November to ensure that each of the Index Commodities is weighted in the same proportion that such Index Commodities were weighted on the Base Date.

The composition of each Index may be adjusted in the event that the Index Sponsor is not able to calculate the closing prices of the Index Commodities.

Each Index includes provisions for the replacement of futures contracts as they approach maturity. This replacement takes place over a period of time in order to lessen the impact on the market for the futures contracts being replaced. With respect to each Index Commodity, the Master Fund employs a rule-based approach when it ‘rolls’ from one futures contract to another. Rather than select a new futures contract based on a predetermined schedule (e.g., monthly), each Index Commodity (excluding the following underlying Index Commodities of the DBLCI Diversified Agriculture ER™: Cocoa, Coffee, Cotton, Live Cattle, Feeder Cattle and Live Hogs, or the non-OY Single Commodity Indexes) rolls to the futures contract which generates the best possible ‘implied roll yield,’ or the OY Single Commodity Indexes. The futures contract with a delivery month within the next thirteen months which generates the best possible implied roll yield will be included in each OY Single Commodity Index. As a result, each OY Single Commodity Index is able to potentially maximize the roll benefits in backwardated markets and minimize the losses from rolling in contangoed markets.

Each of the non-OY Single Commodity Indexes rolls only to the next to expire futures contract as provided below under “Contract Selection (Non-OY Single Commodity Indexes only).

In general, as a futures contract approaches its expiration date, its price will move towards the spot price in a contangoed market. Assuming the spot price does not change, this would result in the futures contract price decreasing and a negative implied roll yield. The opposite is true in a backwardated market. Rolling in a contangoed market will tend to cause a drag on an Index Commodity’s contribution to the Fund’s return while rolling in a backwardated market will tend to cause a push on an Index Commodity’s contribution to the Fund’s return.

Each Index is calculated in USD on both an excess return (unfunded) and total return (funded) basis.

The futures contract price for each Index Commodity will be the exchange closing price for such Index Commodity on each weekday when banks in New York, New York are open, or Index Business Days. If a weekday is not an Exchange Business Day (as defined in the following sentence) but is an Index Business Day, the exchange closing price from the previous Index Business Day will be used for each Index Commodity. “Exchange Business Day” means, in respect of an Index Commodity, a day that is a trading day for such Index Commodity on the relevant exchange (unless either an Index disruption event or force majeure event has occurred).

Contract Selection (OY Single Commodity Indexes only)

On the first New York business day, or Verification Date, of each month, each Index Commodity futures contract will be tested in order to determine whether to continue including it in the applicable OY Single Commodity Index. If the Index Commodity futures contract requires delivery of the underlying commodity in the next month, known as the Delivery Month, a new Index Commodity futures contract will be selected for inclusion in such OY Single Commodity Index. For example, if the first New York business day is May 1, 2011, and the Delivery Month of the Index Commodity futures contract currently in such OY Single Commodity Index is June 2011, a new Index Commodity futures contract with a later Delivery Month will be selected.

For each underlying Index Commodity of an OY Single Commodity Index, the new Index Commodity futures contract selected will be the Index Commodity futures contract with the best possible “implied roll yield” based on the closing price for each eligible Index Commodity futures contract. Eligible Index Commodity futures contracts are any Index Commodity futures contracts having a Delivery Month (i) no sooner than the month after the Delivery Month of the Index Commodity futures contract currently in such OY Single Commodity Index, and (ii) no later than the 13th month after the Verification Date. For example, if the first New York business day is May 1, 2011 and the Delivery Month of an Index Commodity futures contract currently in an OY Single Commodity Index is therefore June 2011, the Delivery Month of an eligible new Index Commodity futures contract must be between July 2011 and July 2012. The implied roll yield is then calculated and the futures contract on the Index Commodity with the best possible implied roll yield is then selected. If two futures contracts have the same implied roll yield, the futures contract with the minimum number of months prior to the Delivery Month is selected.

After selection of the replacement futures contract, each OY Single Commodity Index will roll such replacement futures contract as provided in the sub-paragraph “Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes.”

Contract Selection (Non-OY Single Commodity Indexes only)

On the first Index Business Day of each month, each non-OY Single Commodity Index will select a new futures contract to replace the old futures contract as provided in the following schedule.

Contract	Exchange (Symbol)	Jan	Feb	Mar	Apr	May	Jun	Jul	Aug	Sep	Oct	Nov	Dec
Cocoa	ICE-US (CC)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Coffee	ICE-US (KC)	H	H	K	K	N	N	U	U	Z	Z	Z	H
Cotton	ICE-US (CT)	H	H	K	K	N	N	Z	Z	Z	Z	Z	H
Live Cattle	CME (LC)	G	J	J	M	M	Q	Q	V	V	Z	Z	G
Feeder Cattle	CME (FC)	H	H	J	K	Q	Q	Q	U	V	X	F	F
Lean Hogs	CME (LH)	G	J	J	M	M	N	Q	V	V	Z	Z	G

Month Letter Codes
Month	Letter Code
January	F
February	G
March	H
April	J
May	K
June	M
July	N
August	Q
September	U
October	V
November	X
December	Z

After selection of the replacement futures contract, each non-OY Single Commodity Index will roll such replacement futures contract as provided in the sub-paragraph “Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes.”

Monthly Index Roll Period with respect to both OY Single Commodity Indexes and Non-OY Single Commodity Indexes

After the futures contract selection with respect to both OY Single Commodity Indexes and non-OY Single Commodity Indexes, the monthly roll for each Index Commodity subject to a roll in that particular month unwinds the old futures contract and enters a position in the new futures contract. This takes place between the 2nd and 6th Index Business Day of the month.

On each day during the roll period, new notional holdings are calculated. The calculations for the old Index Commodities that are leaving an Index and the new Index Commodities are then calculated.

On all days that are not monthly index roll days, the notional holdings of each Index Commodity future remains constant.

Each Index is re-weighted on an annual basis on the 6th Index Business Day of each November.

The calculation of each Index is expressed as the weighted average return of the Index Commodities.

Change in the Methodology of an Index

The Index Sponsor employs the methodology described above and its application of such methodology shall be conclusive and binding. While the Index Sponsor currently employs the above described methodology to calculate each Index, no assurance can be given that fiscal, market, regulatory, juridical or financial circumstances (including, but not limited to, any changes to or any suspension or termination of or any other events affecting any Index Commodity or a futures contract) will not arise that would, in the view of the Index Sponsor, necessitate a modification of or change to such methodology and in such circumstances the Index Sponsor may make any such modification or change as it determines appropriate. The Index Sponsor may also make modifications to the terms of an Index in any manner that it may deem necessary or desirable, including (without limitation) to correct any manifest or proven error or to cure, correct or supplement any defective provision of an Index. The Index Sponsor will publish notice of any such modification or change and the effective date thereof as set forth below.

Publication of Closing Levels and Adjustments

In order to calculate each indicative Index level, the Index Sponsor polls Reuters every 15 seconds to determine the real time price of each underlying futures contract with respect to each Index Commodity of the applicable Index. The Index Sponsor then applies a set of rules to these values to create the indicative level of each Index. These rules are consistent with the rules which the Index Sponsor applies at the end of each trading day to calculate the closing level of each Index. A similar polling process is applied to the U.S. Treasury bills to determine the indicative value of the U.S. Treasury bills held by the Fund every 15 seconds throughout the trading day.

The intra-day indicative value per Share of each Fund is calculated by adding the intra-day U.S. Treasury bills level plus the intra-day level of the applicable Index which will then be applied to the last published net asset value of such Fund, less accrued fees.

The Index Sponsor publishes the closing level of each Index daily. The Managing Owner publishes the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Sponsor publishes the intra-day Index level, and the Managing Owner publishes the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day. All of the foregoing information is published as follows:

The current trading price per Share of each Fund (quoted in U.S. dollars) will be published continuously under its ticker symbol as trades occur throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto.

The most recent end-of-day closing level of each Index is published under its own symbol as of the close of business for the NYSE Arca each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. The most recent end-of-day net asset value of each Fund is published under its own symbol as of the close of business on Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. In addition, the most recent end-of-day net asset value of each Fund is published the following morning on the consolidated tape.

End of Day Index Closing Level Symbols; End-of-Day Net Asset Value Symbols

PowerShares DB Energy Fund. The end-of-day closing level of the DBLCI-OY Energy ER is published under the symbol DBENIX. The end-of-day net asset value of PowerShares DB Energy Fund is published under the symbol DBE.NV.

PowerShares DB Oil Fund. The end-of-day closing level of the DBLCI-OY CL ER is published under the symbol DBOLIX. The end-of-day net asset value of PowerShares DB Oil Fund is published under the symbol DBO.NV.

PowerShares DB Precious Metals Fund. The end-of-day closing level of the DBLCI-OY Precious Metals ER is published under the symbol DBPMIX. The end-of-day net asset value of PowerShares DB Precious Metals Fund is published under the symbol DBP.NV.

PowerShares DB Gold Fund. The end-of-day closing level of the DBLCI-OY GC ER is published under the symbol DGLDIX. The end-of-day net asset value of PowerShares DB Gold Fund is published under the symbol DGL.NV.

PowerShares DB Silver Fund. The end-of-day closing level of the DBLCI-OY SI ER is published under the symbol DBSLIX. The end-of-day net asset value of PowerShares DB Silver Fund is published under the symbol DBS.NV.

PowerShares DB Base Metals Fund. The end-of-day closing level of the DBLCI-OY Industrial Metals ER is published under the symbol DBBMIX. The end-of-day net asset value of PowerShares DB Base Metals Fund is published under the symbol DBB.NV.

PowerShares DB Agriculture Fund. The end-of-day closing level of the DBLCI Diversified Agriculture ER is published under the symbol DBAGIX. The end-of-day net asset value of PowerShares DB Agriculture Fund is published under the symbol DBA.NV.

The Managing Owner publishes the net asset value of each Fund and the net asset value per Share of each Fund daily. Additionally, the Index Sponsor publishes the intra-day level of each Index, and the Managing Owner publishes the indicative value per Share of each Fund (quoted in U.S. dollars) once every fifteen seconds throughout each trading day on the consolidated tape, Reuters and/or Bloomberg and on the Managing Owner’s website at http://www.dbfunds.db.com, or any successor thereto. All of the foregoing information is published under the following symbols:

Intra-Day Index Level Symbols and Intra-Day Indicative Values Per Share Symbols

PowerShares DB Energy Fund. The intra-day index level of the DBLCI-OY Energy ER is published under the symbol DBENIX. The intra-day indicative value per Share of PowerShares DB Energy Fund is published under the symbol DBE.IV.

PowerShares DB Oil Fund. The intra-day index level of the DBLCI-OY CL ER is published under the symbol DBOLIX. The intra-day indicative value per Share of PowerShares DB Oil Fund is published under the symbol DBO.IV.

PowerShares DB Precious Metals Fund. The intra-day index level of the DBLCI-OY Precious Metals ER is published under the symbol DBPMIX. The intra-day indicative value per Share of PowerShares DB Precious Metals Fund is published under the symbol DBP.IV.

PowerShares DB Gold Fund. The intra-day index level of the DBLCI-OY GC ER is published under the symbol DGLDIX. The intra-day indicative value per Share of PowerShares DB Gold Fund is published under the symbol DGL.IV.

PowerShares DB Silver Fund. The intra-day index level of the DBLCI-OY SI ER is published under the symbol DBSLIX. The intra-day indicative value per Share of PowerShares DB Silver Fund is published under the symbol DBS.IV.

PowerShares DB Base Metals Fund. The intra-day index level of the DBLCI-OY Industrial Metals ER is published under the symbol DBBMIX. The intra-day indicative value per Share of PowerShares DB Base Metals Fund is published under the symbol DBB.IV.

PowerShares DB Agriculture Fund. The intra-day index level of the DBLCI Diversified Agriculture ER is published under the symbol DBAGIX. The intra-day indicative value per Share of PowerShares DB Agriculture Fund is published under the symbol DBA.IV.

Each Index’s history is also available at https://index.db.com.

The Index Sponsor obtains information for inclusion in, or for use in the calculation of, the Indexes from sources the Index Sponsor considers reliable. None of the Index Sponsor, the Managing Owner, the Funds, the Master Funds or any of their respective affiliates accepts responsibility for or guarantees the accuracy and/or completeness of any of the Indexes or any data included in any of the Indexes.

All of the foregoing information with respect to each Index is also published at https://index.db.com.

The Index Sponsor publishes any adjustments made to each Index on the Managing Owner’s website http://www.dbfunds.db.com and https://index.db.com, or any successor thereto.

Interruption of Index Calculation

Calculation of each Index may not be possible or feasible under certain events or circumstances, including, without limitation, a systems failure, natural or man-made disaster, act of God, armed conflict, act of terrorism, riot or labor disruption or any similar intervening circumstance, that is beyond the reasonable control of the Index Sponsor and that the Index Sponsor determines affects an Index or any Index Commodity. Upon the occurrence of such force majeure events, the Index Sponsor may, in its discretion, elect one (or more) of the following options:

•	make such determinations and/or adjustments to the terms of such Index as it considers appropriate to determine any closing level on any such appropriate Index business day; and/or

•	defer publication of the information relating to such Index until the next Index business day on which it determines that no force majeure event exists; and/or

•	permanently cancel publication of the information relating to such Index.

Additionally, calculation of an Index may also be disrupted by an event that would require the Index Sponsor to calculate the closing price in respect of the relevant Index Commodity on an alternative basis were such event to occur or exist on a day that is a trading day for such Index Commodity on the relevant exchange. If such an Index disruption event in relation to an Index Commodity as described in the prior sentence occurs and continues for a period of five successive trading days for such Index Commodity on the relevant exchange, the Index Sponsor will, in its discretion, either

•	to continue to calculate the relevant closing price for a further period of five successive trading days for such Index Commodity on the relevant exchange or

•

if such period extends beyond the five successive trading days, the Index Sponsor may elect to replace the exchange traded instrument with respect to a specific Index Commodity and shall make all necessary adjustments to the methodology and calculation of an Index as it deems appropriate.

Historical Closing Levels

Set out below are the Closing Levels and related data with respect to each Index as of August 31, 2009.

With respect to each of the Closing Levels Tables, historic daily Index Closing Levels have been calculated with respect to each Index since the Base Date of each Index.

The Base Date for each Index is as follows:

Index	Base Date

DBLCI-OY Energy ER™	June 4, 1990

DBLCI-OY CL ER™	December 2, 1988

DBLCI-OY Precious Metals ER™	December 2, 1988

DBLCI-OY GC ER™	December 2, 1988

DBLCI-OY SI ER™	December 2, 1988

DBLCI-OY Industrial Metals ER™	September 3, 1997

DBLCI Diversified Agriculture ER™	January 18, 1989

Each Base Date was selected by the Index Sponsor based on the availability of price data with respect to the relevant underlying futures contracts on the Index Commodities of each Index.

The following three paragraphs apply to each applicable Index, except with respect to DBLCI Diversified Agriculture ER™:

Since March 2003, the historic data with respect to the closing prices of futures contracts on Light, Sweet Crude Oil (CL), Heating Oil (HO), Wheat (W), Corn (C), Gold (GC) and Aluminum (MAL) originated from Reuters. Prior to March 2003, the closing prices of futures contracts on CL, HO, W, C, GC and MAL were obtained from publicly available information from Logical Information Machines (http://www.lim.com), Bloomberg and Reuters. The Index Sponsor has not independently verified the information extracted from these sources. The Index calculation methodology and commodity future selection are the same prior to and following March 2003.

Since June 2006, the historic data with respect to the closing prices of futures contracts on Brent Crude Oil (LCO), RBOB Gasoline (XB), Natural Gas (NG), Silver (SI), Zinc (MZN), Copper - Grade A (MCU), Soybeans (S) and Sugar (SB) originated from Reuters. Prior to June 2006, the closing prices of futures contracts on LCO, XB, NG, SI, MZN, MCU, S and SB were obtained from publicly available information from Logical Information Machines (http://www.lim.com), Bloomberg and Reuters. The Index Sponsor has not independently verified the information extracted from these sources. The Index calculation methodology and commodity future selection are the same prior to and following June 2006.

The Index Sponsor used the return of Unleaded Gasoline (traded on the NYMEX under the symbol “HU”) as a proxy with respect to XB prior to November 2005. On and after November 2005, the Index Sponsor obtained historic data from Reuters with respect to XB. The Index Sponsor considers the use of HU as a proxy for XB prior to November 2005 to be appropriate because XB and HU are sufficiently similar in nature.

The following paragraph applies only to DBLCI Diversified Agriculture ER™:

Since June 2006, the historic data with respect to the closing prices of futures contracts on Feeder Cattle (FC), Cotton #2 (CT), Coffee (KC), Cocoa (CC), Live Cattle (LC), Lean Hogs (LH), Corn (C), Wheat (W), Soybeans (S), Sugar #11 (SB) and Kansas City Wheat (KW) originated from Reuters. Prior to June 2006, the closing prices of futures contracts on Feeder Cattle (FC), Cotton #2 (CT), Coffee (KC), Cocoa (CC), Live Cattle (LC), Lean Hogs (LH), Corn (C), Wheat (W), Soybeans (S), Sugar #11 (SB) and Kansas City Wheat (KW) were obtained from publicly available information from Logical Information Machines (http://www.lim.com), Bloomberg, and Reuters. The Index Sponsor has not independently verified the information extracted from these sources. The Index calculation methodology and commodity future selection are the same prior to and following June 2006.

Complete price histories regarding certain futures contracts on the Index Commodities were not available (e.g., due to lack of trading on specific days). In the event that prices on such futures contracts on the Index Commodities were unavailable during a contract selection day, such futures contracts were excluded from the futures contract selection process. The Index Sponsor believes that the incomplete price histories should not have a material impact on the calculation of any of the Indexes.

Each Index Closing Level is equal to the weighted sum of the market value of the commodity futures contracts of all the respective Index Commodities that comprise each specific Index. The market value of the commodity futures contracts of an Index Commodity is equal to the number of commodity futures contracts of an Index Commodity held multiplied by the commodity futures contracts closing price of an Index Commodity.

The weight of each Index Commodity of a specific Index is linked to the number of commodity futures contracts held of such Index Commodity and the price of commodity futures contracts of the Index Commodity. The weight of an Index Commodity is defined as the market value of the commodity futures contracts of the Index Commodity divided by the sum of all market values of all commodity futures contracts of the Index Commodities that comprise and Index multiplied by 100%.

The Index Commodities Weights Tables reflect the range of the weightings with respect to each of the Index Commodities used to calculate each Index.

The Index rules stipulate the holding in each Index Commodity futures contract. Holdings in each Index Commodity change during the Index rebalancing periods as determined by the optimum yield roll rules.

Cautionary Statement–Statistical Information

Various statistical information is presented on the following pages, relating to the Closing Levels of each Index, on an annual and cumulative basis, including certain comparisons of each Index to other commodities indices. In reviewing such information, prospective investors should consider that:

•	Changes in Closing Levels of each Index during any particular period or market cycle may be volatile.

Index	Worst Peak-to-Valley Drawdown and Time Period	Worst Monthly Drawdown and Month and Year
DBLCI-OY Energy ER™	(65.81)%, 5/08 — 2/09	(28.71)%, 10/08
DBLCI-OY CL ER™	(65.23)%, 5/08 — 2/09	(29.35)%, 10/08
DBLCI-OY Precious Metals ER™	(65.97)%, 12/88 — 3/01	(18.85)%, 10/08
DBLCI-OY GC ER™	(66.87)%, 12/88 — 3/01	(18.46)%, 10/08
DBLCI-OY SI ER™	(66.49)%, 12/88 — 11/01	(23.59)%, 8/08
DBLCI-OY Industrial Metals ER™	(59.03)%, 7/07 — 1/09	(27.50)%, 10/08
DBLCI Diversified Agriculture ER™	(53.40)%, 4/97 — 4/02	(14.37)%, 10/08

For example, the “Worst Peak-to-Valley Drawdown” of each Index, represents the greatest percentage decline from any month-end Closing Level, without such Closing Level being equaled or exceeded as of a subsequent month-end, which occurred during the above-listed time period.

The “Worst Monthly Drawdown” of each Index occurred during the above-listed month and year.

See “Volatility of the Various Indexes” on page 50.

•

Neither the fees charged by any Fund nor the execution costs associated with establishing futures positions in the Index Commodities are incorporated into the Closing Levels of each Index. Accordingly, such Index Levels have not been reduced by the costs associated with an actual investment, such as a Fund, with an investment objective of tracking the corresponding Index.

•

The Indexes were established between May-July 2006 and September 2009, and are independently calculated by Deutsche Bank AG London, the Index Sponsor. The Index calculation methodology and commodity futures contracts selection is the same before and after May-July 2006 and September 2009, as described above. Accordingly, the Closing Levels of each Index, terms of each Index methodology and Index Commodities, reflect an element of hindsight at the time each Index was established. See “The Risks You Face—(10) You May Not Rely on Past Performance or Index Results in Deciding Whether to Buy Shares” and “—(11) Fewer Representative Commodities May Result In Greater Index Volatility.”

WHILE EACH FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE CORRESPONDING INDEX, BECAUSE EACH INDEX WAS ESTABLISHED BETWEEN MAY-JULY 2006 AND SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT EACH INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT EACH FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE CORRESPONDING INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SINCE INCEPTION WITH RESPECT TO EACH INDEX THROUGH MAY-JULY 2006 AND SEPTEMBER 2009, AS APPLICABLE, EACH INDEX’S CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF EACH FUND’S EFFORTS TO TRACK ITS CORRESPONDING INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR EACH FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH EACH FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

Volatility of the Various Indexes

The following table1 reflects various measures of volatility2 of the history of each Index as calculated on an excess return basis:

Volatility Type	DBLCI-OY Energy ER™[3]	DBLCI-OY CL ER™[4]	DBLCI-OY Precious Metals ER™[4]	DBLCI-OY GC ER™[4]	DBLCI-OY SI ER™[4]	DBLCI-OY Industrial Metals ER™[5]	DBLCI Diversified Agriculture ER™[6]
Daily volatility over full history	25.81%	28.17%	16.42%	15.33%	25.98%	20.84%	10.32%
Average rolling 3 month daily volatility	23.99%	26.32%	15.23%	14.10%	24.07%	19.12%	9.57%
Monthly return volatility	25.94%	27.02%	15.75%	14.72%	25.34%	21.30%	12.09%
Average annual volatility	25.17%	27.17%	15.26%	14.24%	23.83%	18.76%	9.95%
The following table reflects the daily volatility on an annual basis of each Index:

Year	DBLCI-OY Energy ER™[3]	DBLCI-OY CL ER™[4]	DBLCI-OY Precious Metals ER™[4]	DBLCI-OY GC ER™[4]	DBLCI-OY SI ER™[4]	DBLCI-OY Industrial Metals ER™[5]	DBLCI Diversified Agriculture ER™[6]
1988	—	26.56%	11.17%	11.41%	10.73%	—	—
1989	—	28.11%	13.57%	13.14%	18.53%	—	8.35%
1990	44.82%	40.56%	16.71%	17.67%	19.41%	—	7.92%
1991	31.03%	29.57%	13.63%	12.63%	23.40%	—	7.85%
1992	14.60%	16.66%	8.90%	8.32%	15.67%	—	6.93%
1993	15.25%	17.70%	16.81%	14.44%	28.37%	—	8.24%
1994	18.05%	20.13%	12.08%	9.60%	23.28%	—	12.80%
1995	13.45%	17.07%	9.89%	6.62%	26.37%	—	6.78%
1996	23.86%	31.02%	7.74%	6.17%	17.62%	—	7.80%
1997	18.29%	21.51%	13.51%	12.60%	24.68%	11.99%	11.19%
1998	23.80%	27.97%	14.60%	12.84%	29.22%	14.38%	8.06%
1999	24.43%	27.10%	16.54%	17.35%	21.74%	14.07%	10.74%
2000	28.21%	32.19%	14.01%	15.02%	14.41%	11.78%	8.87%
2001	27.56%	29.77%	13.79%	14.44%	17.22%	12.57%	8.38%
2002	24.63%	25.52%	13.51%	13.44%	17.43%	13.12%	9.51%
2003	26.34%	26.59%	16.17%	16.66%	20.32%	13.86%	8.37%
2004	28.71%	30.80%	19.48%	16.25%	35.48%	20.85%	11.01%
2005	27.49%	26.55%	13.23%	12.38%	21.32%	18.18%	9.40%
2006	22.01%	22.01%	25.97%	22.81%	41.21%	32.26%	9.57%
2007	19.54%	21.17%	14.96%	13.91%	21.28%	20.35%	9.36%
2008	36.57%	41.43%	27.33%	25.53%	43.01%	28.81%	21.09%
2009[1]	34.81%	37.76%	22.16%	20.04%	33.48%	31.61%	16.74%

1As ofAugust 31, 2009. Past Index levels are not necessarily indicative of future Index levels.

2Volatility, for these purposes, means the following:

 Daily Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the daily change in price.

 Monthly Return Volatility: The relative rate at which the price of the Index moves up and down, found by calculating the annualized standard deviation of the monthly change in price.

 Average Annual Volatility: The average of yearly volatilities for a given sample period. The yearly volatility is the relative rate at which the price of the Index moves up and down, found by  calculating the annualized standard deviation of the daily change in price for each business day in the given year.

3As of June 4, 1990. Past Index levels are not necessarily indicative of future Index levels.

4As of December 2, 1998. Past Index levels are not necessarily indicative of future Index levels.

5As of September 3, 1997. Past Index levels are not necessarily indicative of future Index levels.

6As of January 18, 1989. Past Index levels are not necessarily indicative of future Index levels.

ENERGY SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY EXCESS RETURN™

(DBLCI-OY ENERGY ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1990[5]	179.19	96.66	45.52%	45.52%
1991	147.42	107.20	-20.99%	14.98%
1992	137.39	110.88	9.57%	25.99%
1993	138.78	100.51	-20.19%	0.56%
1994	122.19	95.20	6.96%	7.56%
1995	119.82	102.02	11.00%	19.39%
1996	197.83	111.99	63.92%	95.71%
1997	204.30	159.71	-18.40%	59.71%
1998	160.51	97.65	-36.95%	0.70%
1999	178.20	92.77	72.80%	74.00%
2000	298.97	167.50	41.06%	145.44%
2001	278.42	192.42	-16.74%	104.36%
2002	298.19	194.55	41.97%	190.12%
2003	391.72	284.31	32.29%	283.81%
2004	715.99	383.42	54.72%	493.84%
2005	1037.13	582.46	55.14%	821.29%
2006	1074.96	812.65	-10.74%	722.36%
2007	1112.80	709.23	34.88%	1009.21%
2008	1772.65	559.38	-40.45%	560.50%
2009[6]	826.38	518.29	15.75%	664.50%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1990[5]	183.60	97.33	51.88%	51.88%
1991	154.30	112.85	-16.53%	26.77%
1992	155.82	122.35	13.48%	43.86%
1993	160.01	118.31	-17.71%	18.38%
1994	147.06	112.95	11.67%	32.19%
1995	155.68	127.46	17.38%	55.17%
1996	270.11	146.19	72.56%	167.77%
1997	279.83	227.35	-14.08%	130.07%
1998	232.17	147.51	-33.81%	52.29%
1999	282.30	141.11	81.15%	175.87%
2000	496.29	265.84	49.64%	312.83%
2001	476.58	334.41	-13.77%	255.97%
2002	527.96	339.16	44.32%	413.72%
2003	700.53	505.36	33.65%	586.61%
2004	1293.70	686.54	56.88%	977.16%
2005	1917.92	1056.70	60.14%	1625.00%
2006	2070.40	1595.93	-6.33%	1515.87%
2007	2285.06	1397.07	41.00%	2178.45%
2008	3676.21	1165.04	-39.62%	1275.66%
2009[6]	1723.01	1079.73	15.89%	1494.20%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY EXCESS RETURN™

	CL7		HO7		LCO[7]		XB7		NG7
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low
1990[5]	21.8%	21.9%	21.4%	22.6%	27.2%	22.2%	23.4%	22.4%	6.2%	10.9%
1991	21.8%	22.5%	22.8%	22.7%	23.8%	20.0%	21.5%	21.8%	10.1%	13.1%
1992	21.3%	22.3%	23.1%	23.1%	21.6%	21.5%	21.7%	22.2%	12.3%	10.8%
1993	21.6%	22.1%	21.5%	22.8%	21.1%	22.7%	21.4%	22.0%	14.4%	10.4%
1994	20.6%	21.7%	22.4%	22.5%	24.7%	21.9%	23.0%	21.8%	9.3%	12.1%
1995	22.9%	24.3%	21.2%	22.1%	23.1%	23.0%	23.1%	21.9%	9.7%	8.8%
1996	22.6%	22.6%	21.6%	21.1%	22.0%	22.5%	21.8%	22.9%	12.0%	10.9%
1997	23.2%	22.5%	21.6%	22.6%	22.2%	21.6%	21.4%	23.1%	11.4%	10.1%
1998	22.4%	22.7%	22.9%	23.4%	21.3%	21.1%	23.5%	22.5%	9.9%	10.4%
1999	22.7%	23.1%	21.9%	22.0%	23.0%	22.2%	23.3%	22.3%	9.1%	10.4%
2000	21.8%	22.9%	22.5%	22.2%	21.2%	22.8%	23.2%	23.2%	11.4%	8.9%
2001	23.5%	22.9%	22.0%	22.2%	21.4%	21.8%	22.5%	22.7%	10.5%	10.4%
2002	21.4%	23.2%	22.4%	22.5%	24.2%	22.6%	21.8%	23.2%	10.3%	8.5%
2003	22.7%	21.2%	22.6%	21.5%	22.3%	23.2%	22.3%	21.8%	10.2%	12.3%
2004	23.9%	22.6%	23.0%	22.2%	23.2%	21.8%	21.0%	22.9%	8.8%	10.5%
2005	20.6%	22.3%	23.5%	22.7%	21.8%	22.3%	24.9%	23.0%	9.1%	9.7%
2006	23.3%	22.8%	22.7%	22.7%	23.2%	22.9%	25.3%	22.8%	5.5%	8.7%
2007	22.6%	22.1%	22.8%	23.0%	22.5%	22.1%	23.0%	22.6%	9.1%	10.2%
2008	22.2%	21.8%	24.2%	21.3%	22.3%	22.8%	21.3%	21.7%	10.1%	12.4%
2009[6]	24.3%	22.7%	19.5%	20.7%	24.4%	22.8%	26.9%	24.3%	5.0%	9.6%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND

NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY TOTAL RETURN™

	CL7		HO7		LCO[7]		XB7		NG7
	High[1]	Low[2]	High	Low	High	Low	High	Low	High	Low
1990[5]	21.8%	21.9%	21.4%	22.6%	27.2%	22.2%	23.4%	22.4%	6.2%	10.9%
1991	21.8%	22.5%	22.8%	22.7%	23.8%	20.0%	21.5%	21.8%	10.1%	13.1%
1992	21.3%	22.3%	23.2%	23.1%	21.6%	21.5%	21.5%	22.2%	12.5%	10.8%
1993	21.6%	22.1%	21.5%	22.8%	21.1%	22.7%	21.4%	22.0%	14.4%	10.4%
1994	20.6%	21.7%	22.4%	22.5%	24.7%	21.9%	23.0%	21.8%	9.3%	12.1%
1995	22.9%	22.9%	21.2%	22.4%	23.1%	23.1%	23.1%	23.3%	9.7%	8.4%
1996	22.6%	22.6%	21.6%	21.1%	22.0%	22.5%	21.8%	22.9%	12.0%	10.9%
1997	23.2%	22.0%	21.6%	22.8%	22.2%	21.1%	21.4%	23.7%	11.4%	10.3%
1998	22.4%	22.7%	22.9%	23.4%	21.3%	21.1%	23.5%	22.5%	9.9%	10.4%
1999	22.9%	23.1%	22.3%	22.0%	22.8%	22.2%	23.3%	22.3%	8.6%	10.4%
2000	21.8%	22.9%	22.5%	22.2%	21.2%	22.8%	23.2%	23.2%	11.4%	8.9%
2001	23.5%	22.9%	22.0%	22.2%	21.4%	21.8%	22.5%	22.7%	10.5%	10.4%
2002	21.4%	23.2%	22.4%	22.5%	24.2%	22.6%	21.8%	23.2%	10.3%	8.5%
2003	22.7%	21.2%	22.6%	21.5%	22.3%	23.2%	22.3%	21.8%	10.2%	12.3%
2004	23.9%	22.6%	23.0%	22.2%	23.2%	21.8%	21.0%	22.9%	8.8%	10.5%
2005	20.6%	22.3%	23.5%	22.7%	21.8%	22.3%	24.9%	23.0%	9.1%	9.7%
2006	23.3%	22.8%	22.7%	22.7%	23.2%	22.9%	25.3%	22.8%	5.5%	8.7%
2007	22.6%	22.1%	22.8%	23.0%	22.5%	22.1%	23.0%	22.6%	9.1%	10.2%
2008	22.2%	21.8%	24.2%	21.3%	22.4%	22.8%	21.3%	21.7%	10.0%	12.4%
2009[6]	24.3%	22.7%	19.5%	20.7%	24.4%	22.8%	26.9%	24.3%	5.0%	9.6%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD ENERGY TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND

NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from June 4, 1990 to August 31, 2009.

VARIOUS STATISTICAL MEASURES	DBLCI-OY Energy ER8	DBLCI-OY Energy TR9	Goldman Sachs US Energy Total Return[10]
Annualized Changes to Index Level[11]	11.1%	15.5%	6.3%
Average rolling 3 month daily volatility[12]	24.0%	24.0%	29.7%
Sharpe Ratio[13]	0.31	0.49	0.09
% of months with positive change[14]	56%	57%	52%
Average monthly positive change[15]	6.1%	6.4%	7.9%
Average monthly negative change[16]	-5.1%	-4.9%	-6.6%

ANNUALIZED INDEX LEVELS[17]	DBLCI-OY Energy ER8	DBLCI-OY Energy TR9	Goldman Sachs US Energy Total Return[10]
1 year	-45.2%	-45.1%	-59.6%
3 year	-8.1%	-5.8%	-18.6%
5 year	6.7%	9.8%	-7.7%
7 year	15.6%	18.4%	2.3%
10 year	17.5%	21.0%	7.2%
15 year	13.8%	18.0%	7.0%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY ENERGY ER, DBLCI-OY ENERGY TR AND GOLDMAN SACHS US ENERGY TOTAL RETURN

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Energy ER, DBLCI-OY Energy TR and Goldman Sachs US Energy Total Return are indices and do not reflect actual trading.

DBLCI-OY Energy TR and Goldman Sachs US Energy Total Return are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY ENERGY TR AND GOLDMAN SACHS US ENERGY TOTAL RETURN

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Energy TR and Goldman Sachs US Energy Total Return are indices and do not reflect actual trading.

DBLCI-OY Energy TR and Goldman Sachs US Energy Total Return are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on June 4, 1990.
6.	Closing levels as of August 31, 2009.
7.

The Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Total Return™ reflect the change in market value of the following underlying index commodities: CL (Light, Sweet Crude Oil), HO (Heating Oil), LCO (Brent Crude Oil), XB (RBOB Gasoline) and NG (Natural Gas) on an optimum yield basis.

8.	“DBLCI-OY Energy ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Excess Return™.
9.	“DBLCI-OY Energy TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Energy Total Return™.
10.	“Goldman Sachs US Energy Total Return” is Goldman Sachs US Energy Total Return.
11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.

“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.

“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.66%.

14.	“% of months with positive change” during the period from inception to August 31, 2009.
15.	“Average monthly positive change” during the period from inception to August 31, 2009.
16.	“Average monthly negative change” during the period from inception to August 31, 2009.
17.

“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JUNE 1990 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL

PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

CRUDE OIL SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL EXCESS RETURN™

(DBLCI-OY CL ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	112.02	97.53	12.02%	12.02%
1989	192.01	110.98	71.41%	92.01%
1990	294.82	160.13	24.79%	139.61%
1991	238.71	175.06	-15.63%	102.15%
1992	224.82	189.93	0.68%	103.52%
1993	217.01	152.46	-24.79%	53.08%
1994	173.31	142.13	5.59%	61.64%
1995	202.32	157.90	25.16%	102.32%
1996	414.35	185.87	104.80%	314.35%
1997	425.66	303.27	-26.65%	203.93%
1998	302.95	171.33	-40.94%	79.51%
1999	346.30	165.23	85.26%	232.56%
2000	551.67	325.69	31.04%	335.79%
2001	532.29	390.80	-3.95%	318.57%
2002	608.00	399.11	41.61%	492.76%
2003	847.48	574.29	39.55%	727.21%
2004	1632.10	824.87	63.83%	1255.23%
2005	2171.79	1319.88	42.95%	1837.28%
2006	2389.01	1856.67	-2.48%	1789.17%
2007	2523.38	1571.31	33.12%	2414.88%
2008	3955.92	1188.78	-41.61%	1368.33%
2009[6]	1956.45	1147.41	24.46%	1727.47%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND

NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	112.73	97.60	12.73%	12.73%
1989	209.87	111.81	86.17%	109.87%
1990	341.64	182.36	34.76%	182.82%
1991	295.24	208.42	-10.88%	152.05%
1992	288.22	237.02	4.27%	162.81%
1993	281.69	202.92	-22.45%	103.80%
1994	235.88	190.71	10.24%	124.67%
1995	297.36	219.85	32.36%	197.36%
1996	641.10	274.37	115.60%	541.10%
1997	659.34	493.93	-22.77%	395.14%
1998	495.55	292.68	-37.99%	207.03%
1999	620.64	284.23	94.21%	496.27%
2000	1035.63	584.55	39.02%	728.92%
2001	1030.69	768.08	-0.53%	724.54%
2002	1217.32	786.82	43.96%	1087.00%
2003	1713.97	1154.40	40.99%	1573.50%
2004	3334.95	1670.29	66.12%	2679.95%
2005	4541.88	2707.94	47.56%	4002.06%
2006	5203.49	3969.14	2.34%	4097.88%
2007	5859.72	3499.36	39.16%	5741.98%
2008	9281.23	2799.96	-40.80%	3358.41%
2009[6]	4613.14	2703.20	24.61%	4209.52%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY

INDEX–OPTIMUM YIELD CRUDE OIL TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE

TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL EXCESS RETURN™

	CL7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009[6]	100%	100%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL TOTAL RETURN™

	CL7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009[6]	100%	100%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD CRUDE OIL TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from December 2, 1988 to August 31, 2009.

VARIOUS STATISTICAL MEASURES	DBLCI-OY CL ER8	DBLCI-OY CL TR9	Goldman Sachs Crude Oil Total Return Index[10]
Annualized Changes to Index Level[11]	15.0%	19.9%	12.7%
Average rolling 3 month daily volatility[12]	26.3%	26.3%	32.3%
Sharpe Ratio[13]	0.42	0.61	0.27
% of months with positive change[14]	57%	58%	56%
Average monthly positive change[15]	6.6%	6.9%	8.3%
Average monthly negative change[16]	-5.3%	-5.1%	-7.2%

ANNUALIZED INDEX LEVELS[17]	DBLCI-OY CL ER8	DBLCI-OY CL TR9	Goldman Sachs Crude Oil Total Return Index[10]
1 year	-42.5%	-42.3%	-64.2%
3 year	-6.1%	-3.7%	-19.3%
5 year	7.9%	11.1%	-7.6%
7 year	17.6%	20.4%	4.2%
10 year	20.3%	23.8%	10.1%
15 year	17.6%	21.9%	11.2%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY CL ER, DBLCI-OY CL TR AND GOLDMAN SACHS CRUDE OIL TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY CL ER, DBLCI-OY CL TR and Goldman Sachs Crude Oil Total Return Index are indices and do not reflect actual trading. DBLCI-OY CL TR and Goldman Sachs Crude Oil Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY CL TR AND GOLDMAN SACHS CRUDE OIL TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY CL TR and Goldman Sachs Crude Oil Total Return Index are indices and do not reflect actual trading. DBLCI-OY CL TR and Goldman Sachs Crude Oil Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on December 2, 1988.
6.	Closing levels as of August 31, 2009.
7.

The Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Total Return™ reflect the change in market value of CL (Light, Sweet Crude Oil) on an optimum yield basis.

8.	“DBLCI-OY CL ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Excess Return™.
9.	“DBLCI-OY CL TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Crude Oil Total Return™.
10.	“Goldman Sachs Crude Oil Total Return Index” is Goldman Sachs Crude Oil Total Return Index.
11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.

“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.

“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.95%.

14.	“% of months with positive change” during the period from inception to August 31, 2009.
15.	“Average monthly positive change” during the period from inception to August 31, 2009.
16.	“Average monthly negative change” during the period from inception to August 31, 2009.
17.

“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PRECIOUS METALS SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS EXCESS RETURN™

(DBLCI-OY PRECIOUS METALS ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988 [5]	99.45	94.47	-5.10%	-5.10%
1989	95.07	78.33	-10.54%	-15.10%
1990	88.33	70.07	-12.51%	-25.72%
1991	75.34	62.42	-15.60%	-37.30%
1992	64.28	56.55	-9.44%	-43.22%
1993	71.31	55.38	18.49%	-32.72%
1994	68.95	61.70	-6.24%	-36.92%
1995	65.86	60.00	-4.13%	-39.53%
1996	65.24	54.89	-9.22%	-45.11%
1997	55.35	43.82	-17.28%	-54.59%
1998	48.63	40.62	-7.08%	-57.81%
1999	45.88	37.10	-1.70%	-58.53%
2000	44.35	36.32	-11.36%	-63.24%
2001	37.53	33.78	-2.66%	-64.22%
2002	42.57	35.33	18.95%	-57.43%
2003	50.84	39.24	19.06%	-49.32%
2004	57.55	46.00	6.35%	-46.10%
2005	64.36	50.94	16.97%	-36.95%
2006	89.86	63.88	21.19%	-23.60%
2007	93.76	72.62	20.64%	-7.82%
2008	111.75	70.48	-4.17%	-11.67%
2009 [6]	102.91	80.96	11.59%	-1.42%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.52	95.05	-4.49%	-4.49%
1989	98.10	83.59	-2.82%	-7.18%
1990	97.35	81.17	-5.51%	-12.30%
1991	89.20	77.58	-10.84%	-21.81%
1992	80.34	72.71	-6.21%	-26.66%
1993	93.75	71.94	22.16%	-10.41%
1994	93.57	85.44	-2.11%	-12.31%
1995	93.31	84.23	1.38%	-11.10%
1996	96.38	84.72	-4.43%	-15.04%
1997	86.39	71.19	-12.91%	-26.00%
1998	80.52	68.46	-2.45%	-27.81%
1999	81.29	65.38	3.05%	-25.61%
2000	80.04	68.62	-5.96%	-30.05%
2001	73.58	65.10	0.81%	-29.48%
2002	85.28	69.70	20.93%	-14.72%
2003	102.89	78.85	20.29%	2.58%
2004	117.90	93.42	7.84%	10.62%
2005	136.03	104.80	20.74%	33.56%
2006	193.51	135.42	27.17%	69.85%
2007	216.92	161.55	26.12%	114.21%
2008	260.94	166.06	-2.83%	108.15%
2009[6]	242.68	190.78	11.73%	132.56%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS TOTAL RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS EXCESS RETURN™

	GC7		SI7
	High[1]	Low[2]	High	Low
1988[5]	80.0%	79.6%	20.0%	20.4%
1989	79.7%	80.9%	20.3%	19.1%
1990	81.2%	80.0%	18.8%	20.0%
1991	80.9%	80.5%	19.1%	19.5%
1992	78.8%	80.1%	21.2%	19.9%
1993	77.3%	80.3%	22.7%	19.7%
1994	76.6%	81.7%	23.4%	18.3%
1995	78.7%	82.3%	21.3%	17.7%
1996	79.9%	79.8%	20.1%	20.2%
1997	77.8%	77.0%	22.2%	23.0%
1998	75.9%	78.5%	24.1%	21.5%
1999	80.0%	77.2%	20.0%	22.8%
2000	80.1%	80.4%	19.9%	19.6%
2001	82.1%	81.0%	17.9%	19.0%
2002	80.7%	79.5%	19.3%	20.5%
2003	78.6%	80.4%	21.4%	19.6%
2004	79.7%	77.9%	20.3%	22.1%
2005	79.3%	81.2%	20.7%	18.8%
2006	76.1%	79.6%	23.9%	20.4%
2007	81.1%	80.1%	18.9%	19.9%
2008	78.4%	81.4%	21.6%	18.6%
2009[6]	77.1%	80.9%	22.9%	19.1%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS TOTAL RETURN™

	GC7		SI7
	High[1]	Low[2]	High	Low
1988[5]	80.0%	79.6%	20.0%	20.4%
1989	79.5%	80.2%	20.5%	19.8%
1990	81.2%	79.8%	18.8%	20.2%
1991	80.9%	79.6%	19.1%	20.4%
1992	79.1%	80.1%	20.9%	19.9%
1993	77.1%	80.3%	22.9%	19.7%
1994	77.0%	81.7%	23.0%	18.3%
1995	77.8%	82.3%	22.2%	17.7%
1996	79.9%	80.1%	20.1%	19.9%
1997	77.8%	77.0%	22.2%	23.0%
1998	75.9%	78.5%	24.1%	21.5%
1999	80.0%	77.2%	20.0%	22.8%
2000	80.1%	80.2%	19.9%	19.8%
2001	82.1%	81.0%	17.9%	19.0%
2002	80.4%	79.5%	19.6%	20.5%
2003	78.6%	80.4%	21.4%	19.6%
2004	79.7%	77.9%	20.3%	22.1%
2005	79.3%	81.2%	20.7%	18.8%
2006	76.1%	79.6%	23.9%	20.4%
2007	81.1%	80.1%	18.9%	19.9%
2008	78.4%	81.4%	21.6%	18.6%
2009[6]	77.1%	80.9%	22.9%	19.1%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD PRECIOUS METALS TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from December 2, 1988 to August 31, 2009.

VARIOUS STATISTICAL MEASURES	DBLCI-OY Precious Metals ER8	DBLCI-OY Precious Metals TR9	Goldman Sachs US Precious Metals Total Return[10]
Annualized Changes to Index Level[11]	-0.1%	4.1%	4.4%
Average rolling 3 month daily volatility[12]	15.2%	15.2%	14.6%
Sharpe Ratio[13]	-0.26	0.01	0.03
% of months with positive change[14]	45%	50%	51%
Average monthly positive change[15]	3.8%	3.8%	3.6%
Average monthly negative change[16]	-3.0%	-2.9%	-2.8%

ANNUALIZED INDEX LEVELS[17]	DBLCI-OY Precious Metals ER8	DBLCI-OY Precious Metals TR9	Goldman Sachs US Precious Metals Total Return[10]
1 year	12.4%	12.7%	12.7%
3 year	8.7%	11.4%	12.3%
5 year	13.9%	17.3%	16.9%
7 year	14.3%	17.0%	16.3%
10 year	10.1%	13.4%	13.8%
15 year	2.7%	6.5%	6.9%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY PRECIOUS METALS ER, DBLCI-OY PRECIOUS METALS TR AND GOLDMAN SACHS US PRECIOUS METALS TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Precious Metals ER, DBLCI-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are indices and do not reflect actual trading. DBLCI-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY PRECIOUS METALS TR AND GOLDMAN SACHS US PRECIOUS METALS TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are indices and do not reflect actual trading. DBLCI-OY Precious Metals TR and Goldman Sachs US Precious Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on December 2, 1988.
6.	Closing levels as of August 31, 2009.
7.

The Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Total Return™ reflect the change in market value of the following underlying index commodities: GC (Gold) and SI (Silver) on an optimum yield basis.

8.	“DBLCI-OY Precious Metals ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Excess Return™.
9.	“DBLCI-OY Precious Metals TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Precious Metals Total Return™.
10.	“Goldman Sachs US Precious Metals Total Return” is Goldman Sachs US Precious Metals Total Return.
11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.

“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.

“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.95%.

14.	“% of months with positive change” during the period from inception to August 31, 2009.
15.	“Average monthly positive change” during the period from inception to August 31, 2009.
16.	“Average monthly negative change” during the period from inception to August 31, 2009.
17.

“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

GOLD SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD EXCESS RETURN™

(DBLCI-OY GC ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.43	94.00	-5.59%	-5.59%
1989	94.66	79.15	-7.60%	-12.77%
1990	91.16	72.70	-9.12%	-20.72%
1991	80.68	66.43	-15.91%	-33.34%
1992	67.23	60.20	-9.29%	-39.53%
1993	73.24	59.14	14.87%	-30.54%
1994	70.04	64.50	-5.82%	-34.58%
1995	66.28	61.54	-4.98%	-37.84%
1996	66.44	57.01	-8.28%	-42.99%
1997	56.60	42.01	-25.00%	-57.24%
1998	46.03	39.77	-3.80%	-58.87%
1999	44.76	34.92	-3.54%	-60.32%
2000	43.19	34.95	-10.07%	-64.32%
2001	36.96	32.79	-2.15%	-65.08%
2002	43.15	34.85	23.03%	-57.04%
2003	50.90	39.63	18.18%	-49.24%
2004	54.99	45.62	3.76%	-47.33%
2005	61.77	49.36	14.51%	-39.68%
2006	82.59	61.37	16.20%	-29.91%
2007	87.24	66.67	23.43%	-13.49%
2008	102.34	70.49	1.73%	-11.99%
2009[6]	99.76	80.47	6.92%	-5.90%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.49	94.58	-4.99%	-4.99%
1989	99.14	83.75	0.37%	-4.64%
1990	100.47	82.41	-1.85%	-6.40%
1991	95.52	81.79	-11.18%	-16.86%
1992	84.33	77.40	-6.06%	-21.90%
1993	96.27	76.75	18.43%	-7.50%
1994	94.61	88.08	-1.68%	-9.06%
1995	93.77	88.12	0.48%	-8.62%
1996	98.16	88.05	-3.43%	-11.76%
1997	87.63	68.28	-21.03%	-30.32%
1998	76.21	67.02	0.99%	-29.62%
1999	79.30	61.54	1.12%	-28.84%
2000	77.95	65.87	-4.59%	-32.10%
2001	72.45	63.19	1.34%	-31.19%
2002	86.44	68.69	25.06%	-13.95%
2003	103.01	79.65	19.39%	2.74%
2004	112.66	92.65	5.21%	8.09%
2005	130.59	101.92	18.20%	27.77%
2006	177.84	130.09	21.94%	55.81%
2007	202.21	148.31	29.04%	101.05%
2008	238.99	166.08	3.15%	107.38%
2009[6]	235.13	189.63	7.05%	122.00%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD EXCESS RETURN™

	GC7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009[6]	100%	100%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD TOTAL RETURN™

	GC7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009[6]	100%	100%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD GOLD TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from December 2, 1988 to August 31, 2009.

VARIOUS STATISTICAL MEASURES	DBLCI-OY GC ER8	DBLCI-OY GC TR9	Gold Spot Fix pm10
Annualized Changes to Index Level[11]	-0.3%	3.9%	4.0%
Average rolling 3 month daily volatility[12]	14.1%	14.1%	13.8%
Sharpe Ratio[13]	-0.30	0.00	0.00
% of months with positive change[14]	45%	49%	51%
Average monthly positive change[15]	3.6%	3.7%	3.5%
Average monthly negative change[16]	-2.9%	-2.7%	-2.8%

ANNUALIZED INDEX LEVELS[17]	DBLCI-OY GC ER8	DBLCI-OY GC TR9	Gold Spot Fix pm10
1 year	12.6%	12.9%	14.7%
3 year	10.2%	13.0%	15.6%
5 year	13.6%	17.0%	18.6%
7 year	13.5%	16.2%	17.3%
10 year	10.3%	13.5%	14.1%
15 year	2.3%	6.1%	6.2%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY GC ER, DBLCI-OY GC TR AND GOLD SPOT FIX PM

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY GC ER and DBLCI-OY GC TR are indices and do not reflect actual trading. Gold Spot Fix pm reflects a composite of actual trading prices. DBLCI-OY GC TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY GC TR AND GOLD SPOT FIX PM

128

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBLCI-OY GC TR is an index and does not reflect actual trading. Gold Spot Fix pm reflects a composite of actual trading prices. DBLCI-OY GC TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on December 2, 1988.
6.	Closing levels as of August 31, 2009.
7.

The Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Total Return™ reflect the change in market value of GC (Gold) on an optimum yield basis.

8.	“DBLCI-OY GC ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Excess Return™.
9.	“DBLCI-OY GC TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Gold Total Return™.
10.

“Gold Spot Fix pm” is an internationally published benchmark for gold and is available through The London Bullion Market Association’s (the “LBMA”) website at http://www.lbma.org.uk/statistics_historic.htm. The fixings are fully transparent and are therefore used to determine the accepted average price of gold. As a benchmark, many other financial instruments (such as cash-settled swaps and options) are priced off the fixing. The gold fixing started in 1919. The gold fixing is conducted twice a day by telephone, at approximately 10:30 am and 3:00 pm. The five Gold Fixing members are the Bank of Nova Scotia–ScotiaMocatta, Barclays Bank Plc, Deutsche Bank AG, HSBC Bank USA, NA and Société Générale.

11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.

“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.

“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.95%.

14.	“% of months with positive change” during the period from inception to August 31, 2009.
15.	“Average monthly positive change” during the period from inception to August 31, 2009.
16.	“Average monthly negative change” during the period from inception to August 31, 2009.
17.

“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN MAY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH APRIL 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

SILVER SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER EXCESS RETURN™

(DBLCI-OY SI ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.56	96.35	-3.14%	-3.14%
1989	98.80	74.81	-21.67%	-24.12%
1990	77.71	52.83	-26.21%	-44.01%
1991	58.55	46.28	-14.31%	-52.02%
1992	53.20	42.91	-10.01%	-56.83%
1993	62.57	41.28	33.57%	-42.33%
1994	64.94	49.92	-8.36%	-47.15%
1995	64.61	46.95	-0.55%	-47.45%
1996	58.86	45.10	-13.26%	-54.41%
1997	56.61	38.79	17.06%	-46.63%
1998	61.92	41.66	-17.16%	-55.79%
1999	49.84	42.50	5.74%	-53.26%
2000	47.98	39.06	-16.40%	-60.93%
2001	40.38	32.68	-6.36%	-63.41%
2002	41.20	34.04	4.25%	-61.86%
2003	46.80	34.43	22.10%	-53.43%
2004	63.99	43.08	13.63%	-47.08%
2005	68.75	50.02	27.66%	-32.44%
2006	110.77	67.36	40.22%	-5.27%
2007	109.82	82.34	9.77%	3.99%
2008	142.11	59.28	-27.27%	-24.37%
2009[6]	106.90	70.03	31.70%	-0.39%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER EXCESS RETURN ™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1988[5]	99.79	96.94	-2.52%	-2.52%
1989	100.47	80.40	-14.91%	-17.05%
1990	85.46	62.18	-20.31%	-33.89%
1991	70.97	55.14	-9.48%	-40.16%
1992	66.46	55.38	-6.80%	-44.23%
1993	82.27	53.55	37.71%	-23.20%
1994	87.23	69.13	-4.33%	-26.53%
1995	91.63	65.91	5.16%	-22.73%
1996	86.97	69.54	-8.67%	-29.44%
1997	92.17	61.74	23.25%	-13.03%
1998	101.42	70.42	-13.04%	-24.37%
1999	88.05	73.64	10.85%	-16.16%
2000	86.50	74.17	-11.31%	-25.64%
2001	77.17	64.30	-3.02%	-27.89%
2002	81.81	67.18	5.98%	-23.58%
2003	94.72	69.16	23.36%	-5.73%
2004	129.84	87.49	15.21%	8.61%
2005	145.33	102.71	31.78%	43.13%
2006	238.54	142.80	47.15%	110.61%
2007	254.17	188.78	14.75%	141.68%
2008	331.73	139.67	-26.26%	78.23%
2009[6]	252.12	165.04	31.86%	135.01%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER EXCESS RETURN™

	SI7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009[6]	100%	100%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER TOTAL RETURN™

	SI7
	High[1]	Low[2]
1988[5]	100%	100%
1989	100%	100%
1990	100%	100%
1991	100%	100%
1992	100%	100%
1993	100%	100%
1994	100%	100%
1995	100%	100%
1996	100%	100%
1997	100%	100%
1998	100%	100%
1999	100%	100%
2000	100%	100%
2001	100%	100%
2002	100%	100%
2003	100%	100%
2004	100%	100%
2005	100%	100%
2006	100%	100%
2007	100%	100%
2008	100%	100%
2009[6]	100%	100%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD SILVER TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from December 2, 1988 to August 31, 2009.

VARIOUS STATISTICAL MEASURES	DBLCI-OY SI ER8	DBLCI-OY SI TR9	Silver Spot Fix pm10
Annualized Changes to Index Level[11]	0.0%	4.2%	4.3%
Average rolling 3 month daily volatility[12]	24.1%	24.1%	25.2%
Sharpe Ratio[13]	-0.17	0.01	0.01
% of months with positive change[14]	47%	50%	48%
Average monthly positive change[15]	6.0%	6.1%	6.2%
Average monthly negative change[16]	-4.9%	-4.8%	-4.6%
ANNUALIZED INDEX LEVELS[17]	DBLCI-OY SI ER8	DBLCI-OY SI TR9	Silver Spot Fix pm10
1 year	7.6%	7.9%	5.7%
3 year	1.2%	3.8%	4.9%
5 year	13.5%	16.9%	16.6%
7 year	15.8%	18.6%	18.0%
10 year	8.3%	11.5%	11.1%
15 year	3.4%	7.2%	6.9%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JUNE 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH MAY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY SI ER, DBLCI-OY SI TR AND SILVER SPOT FIX PM

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY SI ER and DBLCI-OY SI TR are indices and do not reflect actual trading. Silver Spot Fix pm reflects a composite of actual trading prices. DBLCI-OY SI TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JUNE 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH MAY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY SI TR AND SILVER SPOT FIX PM

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBLCI-OY SI TR is an index and does not reflect actual trading. Silver Spot Fix pm reflects a composite of actual trading prices.

DBLCI-OY SI TR is calculated on a total return basis and does not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JUNE 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH MAY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on December 2, 1988.
6.	Closing levels as of August 31, 2009.
7.

The Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Total Return™ reflect the change in market value of SI (Silver) on an optimum yield basis.

8.	“DBLCI-OY SI ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Excess Return™.
9.	“DBLCI-OY SI TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Silver Total Return™.
10.

“Silver Spot Fix pm” is an internationally published benchmark for silver and is available through The London Bullion Market Association’s (the “LBMA”) website at http://www.lbma.org.uk/statistics_historic.htm. The fixings are fully transparent and are therefore used to determine the accepted average price of silver. As a benchmark, many other financial instruments (such as cash-settled swaps and options) are priced off the fixing. The silver fixing started in 1897. Three market making members of the LBMA conduct the Silver Fixing meeting under the chairmanship of The Bank of Nova Scotia–ScotiaMocatta by telephone at 12.00 noon each working day. The other two members of the Silver Fixing are Deutsche Bank AG and HSBC Bank USA, NA.

11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.

“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.

“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.95%.

14.	“% of months with positive change” during the period from inception to August 31, 2009.
15.	“Average monthly positive change” during the period from inception to August 31, 2009.
16.	“Average monthly negative change” during the period from inception to August 31, 2009.
17.

“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JUNE 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD DECEMBER 1988 THROUGH MAY 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

INDUSTRIAL METALS SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS EXCESS RETURN™

(DBLCI-OY INDUSTRIAL METALS ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	100.17	82.95	-16.46%	-16.46%
1998	83.89	66.04	-20.69%	-33.75%
1999	80.73	63.87	21.85%	-19.27%
2000	82.74	73.17	-7.70%	-25.49%
2001	75.56	56.04	-19.70%	-40.17%
2002	64.83	55.75	-4.02%	-42.57%
2003	74.28	56.70	29.34%	-25.72%
2004	98.27	74.78	31.88%	-2.04%
2005	143.70	91.01	46.59%	43.60%
2006	275.22	144.73	80.98%	159.88%
2007	288.44	215.81	-14.86%	121.26%
2008	277.42	113.65	-45.29%	21.06%
2009[6]	191.25	111.76	54.90%	87.52%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1997[5]	100.19	84.33	-15.05%	-15.05%
1998	85.63	70.50	-16.74%	-29.27%
1999	90.35	68.63	27.73%	-9.65%
2000	96.13	84.03	-2.07%	-11.53%
2001	90.14	68.73	-16.84%	-26.43%
2002	80.03	69.47	-2.42%	-28.21%
2003	93.81	71.10	30.67%	-6.19%
2004	125.83	94.46	33.72%	25.44%
2005	189.91	116.58	51.32%	89.82%
2006	380.41	191.40	89.91%	260.47%
2007	407.16	309.75	-10.99%	220.85%
2008	404.06	167.11	-44.52%	78.00%
2009[6]	281.53	164.37	55.08%	176.04%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING

THE DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS

EXCESS RETURN™

	MAL[7]		MZN[7]		MCU[7]
	High[1]	Low[2]	High	Low	High	Low
1997[5]	33.3%	34.4%	33.1%	34.4%	33.6%	31.2%
1998	34.0%	34.0%	34.8%	34.2%	31.1%	31.8%
1999	33.8%	32.7%	33.1%	37.0%	33.1%	30.3%
2000	33.9%	33.5%	33.1%	32.9%	32.9%	33.7%
2001	36.3%	38.1%	31.0%	29.3%	32.7%	32.6%
2002	32.8%	33.3%	32.2%	31.9%	34.9%	34.8%
2003	32.4%	32.7%	33.4%	33.4%	34.2%	33.8%
2004	32.7%	32.2%	34.6%	33.3%	32.7%	34.5%
2005	32.1%	32.5%	34.5%	34.7%	33.4%	32.8%
2006	33.9%	32.2%	33.4%	34.9%	32.7%	32.9%
2007	34.5%	34.9%	30.0%	31.5%	35.5%	33.5%
2008	35.1%	30.2%	30.0%	39.9%	34.9%	29.9%
2009[6]	23.2%	26.6%	38.6%	40.1%	38.2%	33.3%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS TOTAL

RETURN™

	MAL[7]		MZN[7]		MCU[7]
	High[1]	Low[2]	High	Low	High	Low
1997[5]	33.3%	34.4%	33.1%	34.4%	33.6%	31.2%
1998	34.0%	34.0%	34.8%	34.2%	31.1%	31.8%
1999	33.8%	32.7%	33.1%	37.0%	33.1%	30.3%
2000	33.5%	33.3%	32.8%	34.2%	33.7%	32.4%
2001	36.3%	38.1%	31.0%	29.3%	32.7%	32.6%
2002	32.8%	33.3%	32.2%	31.9%	34.9%	34.8%
2003	32.4%	32.7%	33.4%	33.4%	34.2%	33.8%
2004	32.7%	32.2%	34.6%	33.3%	32.7%	34.5%
2005	32.1%	32.5%	34.5%	34.7%	33.4%	32.8%
2006	33.9%	32.2%	33.4%	34.9%	32.7%	32.9%
2007	34.5%	40.9%	30.0%	29.0%	35.5%	30.1%
2008	35.1%	30.2%	30.0%	39.9%	34.9%	29.9%
2009[6]	23.2%	26.6%	38.6%	40.1%	38.2%	33.3%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX–OPTIMUM YIELD INDUSTRIAL METALS TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE

AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

All statistics based on data from September 3, 1997 to August 31, 2009.

VARIOUS STATISTICAL MEASURES	DBLCI-OY Industrial Metals ER8	DBLCI-OY Industrial Metals TR9	Goldman Sachs US Industrial Metal Total Return[10]
Annualized Changes to Index Level[11]	5.4%	8.8%	7.0%
Average rolling 3 month daily volatility[12]	19.1%	19.1%	20.4%
Sharpe Ratio[13]	0.12	0.30	0.19
% of months with positive change[14]	51%	55%	55%
Average monthly positive change[15]	5.3%	5.2%	5.1%
Average monthly negative change[16]	-4.2%	-4.3%	-4.5%
ANNUALIZED INDEX LEVELS[17]	DBLCI-OY Industrial Metals ER8	DBLCI-OY Industrial Metals TR9	Goldman Sachs US Industrial Metal Total Return[10]
1 year	-15.5%	-15.3%	-20.9%
3 year	-7.9%	-5.5%	-7.1%
5 year	18.1%	21.6%	15.0%
7 year	18.3%	21.2%	17.5%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY INDUSTRIAL METALS-ER, DBLCI-OY INDUSTRIAL METALS-TR AND GOLDMAN SACHS US INDUSTRIAL METALS TOTAL RETURN

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Industrial Metals ER, DBLCI-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are indices and do not reflect actual trading.

DBLCI-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI-OY INDUSTRIAL METALS TR AND GOLDMAN SACHS US INDUSTRIAL METALS TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are indices and do not reflect actual trading. DBLCI-OY Industrial Metals TR and Goldman Sachs US Industrial Metals Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on September 3, 1997.
6.	Closing levels as of August 31, 2009.
7.

The Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Excess Return™ and Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Total Return™ reflect the change in market value of the following underlying index commodities: MAL (Aluminum), MZN (Zinc) and MCU (Copper – Grade A) on an optimum yield basis.

8.	“DBLCI-OY Industrial Metals ER™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Excess Return™.
9.	“DBLCI-OY Industrial Metals TR™” is Deutsche Bank Liquid Commodity Index–Optimum Yield Industrial Metals Total Return™.
10.	“Goldman Sachs US Industrial Metal Total Return” is Goldman Sachs US Industrial Metal Total Return.
11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.

“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.

“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 3.09%.

14.	“% of months with positive change” during the period from inception to August 31, 2009.
15.	“Average monthly positive change” during the period from inception to August 31, 2009.
16.	“Average monthly negative change” during the period from inception to August 31, 2009.
17.	“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each applicable time period (e.g., 1 year, 3, 5 or 7 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN JULY 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD SEPTEMBER 1997 THROUGH JUNE 2006, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

AGRICULTURE SECTOR DATA

RELATING TO

DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE EXCESS RETURN™

(DBLCI DIVERSIFIED AGRICULTURE ER™)

CLOSING LEVELS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE EXCESS RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1989[5]	106.21	93.13	-3.76%	-3.76%
1990	109.76	93.55	-2.79%	-6.45%
1991	98.56	87.18	-1.67%	-8.01%
1992	93.91	84.75	-4.28%	-11.95%
1993	94.15	84.61	5.93%	-6.73%
1994	112.01	90.78	12.43%	4.86%
1995	111.80	99.83	5.05%	10.16%
1996	127.26	108.40	6.19%	16.98%
1997	146.63	116.98	10.46%	29.22%
1998	130.61	94.76	-25.65%	-3.92%
1999	99.66	77.22	-13.58%	-16.97%
2000	85.25	75.94	-6.33%	-22.22%
2001	80.19	66.48	-11.33%	-31.04%
2002	80.12	64.94	9.63%	-24.40%
2003	84.27	72.22	5.72%	-20.08%
2004	92.94	79.92	7.93%	-13.74%
2005	95.26	81.72	3.68%	-10.56%
2006	93.91	82.42	3.47%	-7.45%
2007	102.50	88.80	10.46%	2.23%
2008	123.53	71.21	-19.22%	-17.42%
2009[6]	87.40	72.91	-2.59%	-19.56%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE EXCESS RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE TOTAL RETURN™

	CLOSING LEVEL		CHANGES
	High[1]	Low[2]	Annual Index Changes[3]	Index Changes Since Inception[4]
1989[5]	107.66	98.26	4.13%	4.13%
1990	122.64	103.97	4.94%	9.27%
1991	116.41	105.67	3.86%	13.49%
1992	116.36	107.38	-0.87%	12.50%
1993	123.83	108.46	9.21%	22.86%
1994	150.59	120.79	17.40%	44.24%
1995	161.94	140.22	11.11%	60.26%
1996	189.53	158.05	11.77%	79.12%
1997	229.29	179.14	16.30%	108.31%
1998	211.30	160.18	-21.94%	62.61%
1999	168.89	133.88	-9.40%	47.32%
2000	154.70	141.66	-0.59%	46.45%
2001	152.05	129.07	-8.20%	34.44%
2002	158.33	127.33	11.44%	49.82%
2003	168.63	143.96	6.81%	60.02%
2004	186.83	160.03	9.43%	75.12%
2005	194.37	169.54	7.04%	87.45%
2006[6]	203.52	178.87	8.57%	103.52%
2007	235.57	196.35	15.48%	135.02%
2008	285.15	166.00	-18.09%	92.50%
2009[6]	198.62	177.70	-2.19%	88.29%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE EXCESS RETURN™

	C7		S7		W7		KCW[7]
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	12.0%	11.7%	12.1%	10.7%	6.1%	6.3%	6.3%	6.5%
1990	12.8%	12.7%	11.7%	12.6%	5.0%	5.9%	5.1%	5.9%
1991	12.8%	12.9%	12.4%	12.1%	5.9%	6.2%	6.0%	6.5%
1992	13.1%	11.3%	12.9%	12.7%	8.2%	7.1%	8.0%	7.0%
1993	12.7%	12.8%	12.4%	12.9%	6.3%	6.3%	6.4%	6.3%
1994	9.0%	12.3%	9.4%	12.4%	5.3%	6.3%	5.5%	6.4%
1995	15.3%	13.7%	12.8%	12.5%	7.2%	6.3%	8.0%	6.8%
1996	14.1%	13.1%	12.8%	13.6%	7.4%	6.2%	8.3%	6.4%
1997	9.2%	11.8%	10.2%	12.3%	5.0%	6.3%	5.5%	6.2%
1998	12.5%	13.1%	12.0%	12.9%	5.9%	6.1%	6.0%	6.5%
1999	12.5%	12.9%	12.2%	11.7%	6.0%	6.0%	6.2%	6.3%
2000	13.2%	12.5%	13.6%	12.5%	6.0%	6.2%	6.0%	6.2%
2001	11.8%	11.7%	11.4%	12.2%	6.2%	6.2%	6.0%	5.5%
2002	11.1%	11.7%	12.7%	13.2%	5.9%	5.8%	6.3%	5.9%
2003	12.4%	11.7%	12.9%	13.8%	6.3%	6.6%	6.3%	5.8%
2004	14.6%	13.1%	13.9%	14.0%	6.0%	6.6%	6.1%	6.5%
2005	11.3%	10.9%	13.2%	13.6%	6.2%	6.2%	5.8%	6.1%
2006	12.0%	13.4%	11.6%	11.4%	6.2%	7.1%	6.5%	8.2%
2007	12.7%	12.1%	13.5%	14.7%	6.8%	7.4%	6.9%	7.1%
2008	12.3%	10.9%	14.0%	11.5%	8.1%	6.1%	8.3%	6.1%
2009[6]	11.8%	11.5%	12.6%	11.1%	6.7%	6.2%	6.9%	6.3%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE

DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE EXCESS RETURN™

	SB7		CC7		KC7		CT7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	14.8%	17.4%	12.2%	10.0%	10.2%	7.7%	2.6%	3.5%
1990	11.5%	12.2%	14.1%	10.6%	11.6%	11.1%	2.5%	3.0%
1991	11.7%	12.3%	10.3%	8.7%	11.1%	9.8%	3.1%	3.3%
1992	11.5%	15.1%	9.7%	7.9%	9.1%	7.0%	2.4%	2.5%
1993	12.4%	11.7%	12.0%	9.7%	11.0%	10.1%	2.9%	3.1%
1994	11.2%	12.6%	11.1%	10.6%	27.4%	11.4%	2.9%	3.8%
1995	12.4%	11.7%	9.6%	10.5%	6.4%	9.8%	4.4%	4.2%
1996	13.4%	13.0%	9.5%	10.6%	10.3%	9.6%	2.3%	2.8%
1997	10.5%	12.9%	9.1%	11.0%	27.9%	11.5%	2.1%	2.8%
1998	11.7%	12.9%	10.8%	11.2%	13.9%	12.3%	2.6%	2.7%
1999	13.5%	10.9%	10.7%	8.8%	12.1%	11.7%	2.5%	2.7%
2000	13.4%	12.2%	9.9%	10.8%	9.4%	10.8%	3.1%	2.8%
2001	13.4%	12.3%	14.0%	16.8%	9.5%	5.7%	2.3%	1.3%
2002	11.9%	10.8%	19.8%	15.8%	10.9%	11.2%	2.6%	2.7%
2003	12.4%	13.5%	13.1%	10.1%	11.4%	9.2%	2.4%	3.1%
2004	12.7%	12.0%	9.7%	12.1%	12.2%	11.8%	1.7%	2.7%
2005	12.0%	15.6%	9.8%	8.0%	15.8%	10.7%	2.9%	2.9%
2006	18.8%	12.4%	10.8%	11.5%	10.6%	9.7%	2.6%	2.3%
2007	12.8%	8.9%	10.9%	12.2%	10.9%	9.8%	2.5%	2.6%
2008	13.8%	12.7%	11.8%	13.5%	11.0%	10.9%	2.4%	2.9%
2009[6]	14.4%	14.2%	13.5%	13.6%	11.8%	10.7%	3.2%	2.8%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

    LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE EXCESS RETURN™

	LC7		FC7		LH7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	11.9%	13.4%	3.8%	4.4%	7.8%	8.3%
1990	12.1%	13.3%	3.8%	4.4%	9.7%	8.3%
1991	13.4%	14.0%	4.4%	4.9%	9.0%	9.4%
1992	12.7%	14.6%	4.1%	5.1%	8.3%	9.7%
1993	12.0%	14.2%	4.0%	4.5%	7.8%	8.5%
1994	9.3%	12.2%	3.3%	4.2%	5.4%	7.9%
1995	12.2%	12.3%	3.5%	3.9%	8.2%	8.2%
1996	9.8%	12.5%	3.1%	4.0%	9.0%	8.3%
1997	10.5%	12.6%	3.6%	4.2%	6.4%	8.5%
1998	12.3%	12.1%	4.2%	4.1%	8.3%	6.0%
1999	12.3%	15.8%	4.3%	5.6%	7.7%	7.5%
2000	12.1%	12.9%	4.0%	4.3%	9.3%	8.8%
2001	12.7%	13.3%	4.1%	4.6%	8.5%	10.4%
2002	10.5%	12.2%	3.4%	3.9%	4.9%	6.7%
2003	11.7%	14.3%	4.0%	4.4%	7.1%	7.6%
2004	11.0%	10.0%	4.0%	3.6%	8.0%	7.7%
2005	11.7%	13.0%	4.0%	5.0%	7.4%	8.1%
2006	10.9%	12.3%	3.6%	4.1%	6.5%	7.5%
2007	11.4%	13.0%	3.8%	4.9%	7.9%	7.3%
2008	9.1%	12.0%	3.1%	4.0%	6.1%	9.5%
2009[6]	9.6%	11.7%	3.7%	4.2%	5.8%	7.9%

THE FUND WILL TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE EXCESS RETURN™ OVER TIME. NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

    LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE TOTAL RETURN™

	C7		S7		W7		KCW[7]
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	12.0%	11.7%	12.1%	10.7%	6.1%	6.3%	6.3%	6.5%
1990	12.8%	13.0%	11.7%	13.0%	5.0%	6.3%	5.1%	6.5%
1991	12.8%	12.9%	12.4%	12.1%	5.9%	6.2%	6.0%	6.5%
1992	13.1%	11.3%	12.9%	12.7%	8.2%	7.1%	8.0%	7.0%
1993	12.7%	12.8%	12.4%	12.9%	6.3%	6.3%	6.4%	6.3%
1994	9.0%	12.3%	9.4%	12.4%	5.3%	6.3%	5.5%	6.4%
1995	12.8%	13.7%	13.1%	12.5%	6.2%	6.3%	6.3%	6.8%
1996	15.0%	13.1%	13.3%	13.6%	6.1%	6.2%	7.2%	6.4%
1997	9.2%	11.8%	10.2%	12.3%	5.0%	6.3%	5.5%	6.2%
1998	12.5%	13.1%	12.0%	12.9%	5.9%	6.1%	6.0%	6.5%
1999	12.5%	12.9%	12.2%	11.7%	6.0%	6.0%	6.2%	6.3%
2000	13.2%	13.5%	13.6%	13.6%	6.0%	6.2%	6.0%	6.2%
2001	11.8%	11.7%	11.0%	12.2%	6.0%	6.2%	5.8%	5.5%
2002	11.1%	11.7%	12.7%	13.2%	5.9%	5.8%	6.3%	5.9%
2003	12.4%	11.7%	12.9%	13.8%	6.3%	6.6%	6.3%	5.8%
2004	14.6%	13.1%	13.9%	14.0%	6.0%	6.6%	6.1%	6.5%
2005	11.3%	10.9%	13.2%	13.6%	6.2%	6.2%	5.8%	6.1%
2006	12.8%	13.4%	12.8%	11.4%	6.3%	7.1%	6.3%	8.2%
2007	12.7%	12.7%	13.5%	12.9%	6.8%	6.2%	6.9%	6.2%
2008	12.3%	10.9%	14.0%	11.5%	8.1%	6.1%	8.3%	6.1%
2009[6]	11.8%	11.5%	12.6%	12.0%	6.7%	5.9%	6.9%	6.2%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE TOTAL RETURN™

	SB7		CC7		KC7		CT7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	14.8%	17.4%	12.2%	10.0%	10.2%	7.7%	2.6%	3.5%
1990	11.5%	11.1%	14.1%	10.4%	11.6%	11.4%	2.5%	2.5%
1991	11.7%	12.3%	10.3%	8.7%	11.1%	9.8%	3.1%	3.3%
1992	11.5%	15.1%	9.7%	7.9%	9.1%	7.0%	2.4%	2.5%
1993	12.4%	11.7%	12.0%	9.7%	11.0%	10.1%	2.9%	3.1%
1994	11.2%	12.6%	11.1%	10.6%	27.4%	11.4%	2.9%	3.8%
1995	13.3%	11.7%	10.4%	10.5%	9.5%	9.8%	2.8%	4.2%
1996	14.8%	13.0%	9.3%	10.6%	9.1%	9.6%	2.2%	2.8%
1997	10.5%	12.9%	9.1%	11.0%	27.9%	11.5%	2.1%	2.8%
1998	11.7%	12.9%	10.8%	11.2%	13.9%	12.3%	2.6%	2.7%
1999	13.5%	10.9%	10.7%	8.8%	12.1%	11.7%	2.5%	2.7%
2000	13.4%	10.2%	9.9%	10.1%	9.4%	10.0%	3.1%	3.2%
2001	12.8%	12.3%	15.7%	16.8%	8.4%	5.7%	2.2%	1.3%
2002	11.9%	10.8%	19.8%	15.8%	10.9%	11.2%	2.6%	2.7%
2003	12.4%	13.5%	13.1%	10.1%	11.4%	9.2%	2.4%	3.1%
2004	12.7%	12.0%	9.7%	12.1%	12.2%	11.8%	1.7%	2.7%
2005	12.0%	15.6%	9.8%	8.0%	15.8%	10.7%	2.9%	2.9%
2006	11.6%	12.4%	11.4%	11.5%	11.5%	9.7%	2.9%	2.3%
2007	12.8%	11.7%	10.9%	11.5%	10.9%	11.2%	2.5%	2.9%
2008	13.8%	12.7%	11.8%	13.5%	11.0%	10.9%	2.4%	2.9%
2009[6]	14.4%	13.8%	13.5%	13.9%	11.8%	10.7%	3.2%	3.0%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

INDEX COMMODITIES WEIGHTS TABLES

DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE TOTAL RETURN™

	LC7		FC7		LH7
	High[1]	Low[2]	High[1]	Low[2]	High[1]	Low[2]
1989[5]	11.9%	13.4%	3.8%	4.4%	7.8%	8.3%
1990	12.1%	13.1%	3.8%	4.3%	9.7%	8.6%
1991	13.4%	14.0%	4.4%	4.9%	9.0%	9.4%
1992	12.7%	14.6%	4.1%	5.1%	8.3%	9.7%
1993	12.0%	14.2%	4.0%	4.5%	7.8%	8.5%
1994	9.3%	12.2%	3.3%	4.2%	5.4%	7.9%
1995	12.5%	12.3%	4.1%	3.9%	8.9%	8.2%
1996	10.7%	12.5%	3.4%	4.0%	9.0%	8.3%
1997	10.5%	12.6%	3.6%	4.2%	6.4%	8.5%
1998	12.3%	12.1%	4.2%	4.1%	8.3%	6.0%
1999	12.3%	15.8%	4.3%	5.6%	7.7%	7.5%
2000	12.1%	13.1%	4.0%	4.4%	9.3%	9.5%
2001	13.1%	13.3%	4.1%	4.6%	9.3%	10.4%
2002	10.5%	12.2%	3.4%	3.9%	4.9%	6.7%
2003	11.7%	14.3%	4.0%	4.4%	7.1%	7.6%
2004	11.0%	10.0%	4.0%	3.6%	8.0%	7.7%
2005	11.7%	13.0%	4.0%	5.0%	7.4%	8.1%
2006	12.7%	12.3%	4.3%	4.1%	7.4%	7.5%
2007	11.4%	13.2%	3.8%	4.4%	7.9%	7.3%
2008	9.1%	12.0%	3.1%	4.0%	6.1%	9.5%
2009[6]	9.6%	11.1%	3.7%	4.2%	5.8%	7.6%

THE FUND WILL NOT TRADE WITH A VIEW TO TRACKING THE DEUTSCHE BANK LIQUID COMMODITY INDEX DIVERSIFIED AGRICULTURE TOTAL RETURN™ OVER TIME.

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

LEGEND:

Symbol	Index Commodity	Symbol	Index Commodity
C	Corn	KC	Coffee
S	Soybeans	CT	Cotton
W	Wheat	LC	Live Cattle
KCW	Kansas City Wheat	FC	Feeder Cattle
SB	Sugar	LH	Lean Hogs
CC	Cocoa

See accompanying Notes and Legends.

All statistics based on data from January 18, 1989 to August 31, 2009.

VARIOUS STATISTICAL MEASURES	DBLCI Diversified Agriculture ER™[8]	DBLCI Diversified Agriculture TR™[9]	Goldman Sachs US Agriculture Total Return[10]
Annualized Changes to Index Level[11]	-1.0%	3.1%	-1.8%
Average rolling 3 month daily volatility[12]	9.6%	9.4%	13.1%
Sharpe Ratio[13]	-0.53	-0.10	-0.44
% of months with positive change[14]	47%	52%	48%
Average monthly positive change[15]	2.7%	2.7%	3.8%
Average monthly negative change[16]	-2.5%	-2.4%	-3.5%
ANNUALIZED INDEX LEVELS[17]	DBLCI Diversified Agriculture ER™[8]	DBLCI Diversified Agriculture TR™[9]	Goldman Sachs US Agriculture Total Return[10]
1 year	-24.8%	-24.3%	-31.5%
3 year	-2.1%	0.5%	0.9%
5 year	-1.3%	1.7%	-1.6%
7 year	1.2%	3.7%	-2.8%
10 year	-0.4%	2.6%	-3.8%
15 year	-1.9%	1.8%	-3.2%

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH SEPTEMBER 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

DBLCI DIVERSIFIED AGRICULTURE ER, DBLCI DIVERSIFIED BROAD AGRICULTURE TR AND GOLDMAN SACHS US AGRICULTURE TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

Each of DBLCI Diversified Agriculture ER, DBLCI Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are indices and do not reflect actual trading. DBLCI Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH SEPTEMBER 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

COMPARISON OF DBLCI DIVERSIFIED AGRICULTURE TR AND GOLDMAN SACHS US AGRICULTURE TOTAL RETURN INDEX

NEITHER THE PAST PERFORMANCE OF THE FUND NOR THE PRIOR INDEX LEVELS AND CHANGES, POSITIVE AND NEGATIVE, SHOULD BE TAKEN AS AN INDICATION OF THE FUND’S FUTURE PERFORMANCE.

DBLCI Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are indices and do not reflect actual trading. DBLCI Diversified Agriculture TR and Goldman Sachs US Agriculture Total Return Index are calculated on a total return basis and do not reflect any fees or expenses.

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2009, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH SEPTEMBER 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

See accompanying Notes and Legends.

NOTES AND LEGENDS:

1.	“High” reflects the highest closing level of the Index during the applicable year.
2.	“Low” reflects the lowest closing level of the Index during the applicable year.
3.	“Annual Index Changes” reflect the change to the Index level on an annual basis as of December 31 of each applicable year.
4.	“Index Changes Since Inception” reflects the change of the Index level since inception on a compounded annual basis as of December 31 of each applicable year.
5.	Closing levels as of inception on January 18, 1989.
6.	Closing levels as of August 31, 2009.
7.

The Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™ and Deutsche Bank Liquid Commodity Index Diversified Agriculture Total Return™ reflect the change in market value of C (Corn), S (Soybeans), W (Wheat), KW (Kansas City Wheat), SB (Sugar) and CT (Cotton), on an optimum yield basis, and CC (Cocoa), KC (Coffee), LC (Live Cattle), FC (Feeder Cattle), and LH (Lean Hogs) on a non- optimum yield basis.

8.	“DBLCI Diversified Agriculture ER™” is Deutsche Bank Liquid Commodity Index Diversified Agriculture Excess Return™.
9.	“DBLCI Diversified Agriculture TR™” is Deutsche Bank Liquid Commodity Index Diversified Agriculture Total Return™.
10.	“Goldman Sachs US Agriculture Total Return” is S&P Goldman Sachs US Agriculture Total Return.
11.	“Annualized Changes to Index Level” reflect the change to the applicable index level on an annual basis as of December 31 of each applicable year.
12.

“Average rolling 3 month daily volatility.” The daily volatility reflects the relative rate at which the price of the applicable index moves up and down, which is found by calculating the annualized standard deviation of the daily change in price. In turn, an average of this value is calculated on a 3 month rolling basis.

13.

“Sharpe Ratio” compares the annualized rate of return minus the annualized risk-free rate of return to the annualized variability — often referred to as the “standard deviation” — of the monthly rates of return. A Sharpe Ratio of 1:1 or higher indicates that, according to the measures used in calculating the ratio, the rate of return achieved by a particular strategy has equaled or exceeded the risks assumed by such strategy. The risk-free rate of return that was used in these calculations was assumed to be 4.03%.

14.	“% of months with positive change” during the period from inception to August 31, 2009.
15.	“Average monthly positive change” during the period from inception to August 31, 2009.
16.	“Average monthly negative change” during the period from inception to August 31, 2009.
17.

“Annualized Index Levels” reflect the change to the level of the applicable index on an annual basis as of December 31 of each the applicable time period (e.g., 1 year, 3, 5 or 7, 10 or 15 years, as applicable).

WHILE THE FUND’S OBJECTIVE IS NOT TO GENERATE PROFIT THROUGH ACTIVE PORTFOLIO MANAGEMENT, BUT IS TO TRACK THE INDEX, BECAUSE THE INDEX WAS ESTABLISHED IN SEPTEMBER 2006, CERTAIN INFORMATION RELATING TO INDEX CLOSING LEVELS MAY BE CONSIDERED TO BE “HYPOTHETICAL.” HYPOTHETICAL INFORMATION MAY HAVE CERTAIN INHERENT LIMITATIONS, SOME OF WHICH ARE DESCRIBED BELOW.

NO REPRESENTATION IS BEING MADE THAT THE INDEX WILL OR IS LIKELY TO ACHIEVE ANNUAL OR CUMULATIVE CLOSING LEVELS CONSISTENT WITH OR SIMILAR TO THOSE SET FORTH HEREIN. SIMILARLY, NO REPRESENTATION IS BEING MADE THAT THE FUND WILL GENERATE PROFITS OR LOSSES SIMILAR TO THE FUND’S PAST PERFORMANCE, WHEN AVAILABLE, OR THE HISTORICAL ANNUAL OR CUMULATIVE CHANGES IN THE INDEX CLOSING LEVELS. IN FACT, THERE ARE FREQUENTLY SHARP DIFFERENCES BETWEEN HYPOTHETICAL RESULTS AND THE ACTUAL RESULTS SUBSEQUENTLY ACHIEVED BY INVESTMENT METHODOLOGIES, WHETHER ACTIVE OR PASSIVE.

ONE OF THE LIMITATIONS OF HYPOTHETICAL INFORMATION IS THAT IT IS GENERALLY PREPARED WITH THE BENEFIT OF HINDSIGHT. TO THE EXTENT THAT INFORMATION PRESENTED HEREIN RELATES TO THE PERIOD JANUARY 1989 THROUGH SEPTEMBER 2009, THE INDEX CLOSING LEVELS REFLECT THE APPLICATION OF THE INDEX’S METHODOLOGY, AND SELECTION OF INDEX COMMODITIES, IN HINDSIGHT.

NO HYPOTHETICAL RECORD CAN COMPLETELY ACCOUNT FOR THE IMPACT OF FINANCIAL RISK IN ACTUAL TRADING. FOR EXAMPLE, THERE ARE NUMEROUS FACTORS, INCLUDING THOSE DESCRIBED UNDER “THE RISKS YOU FACE” HEREIN, RELATED TO THE COMMODITIES MARKETS IN GENERAL OR TO THE IMPLEMENTATION OF THE FUND’S EFFORTS TO TRACK ITS INDEX OVER TIME WHICH CANNOT BE, AND HAVE NOT BEEN, ACCOUNTED FOR IN THE PREPARATION OF SUCH INDEX INFORMATION SET FORTH ON THE FOLLOWING PAGES, ALL OF WHICH CAN ADVERSELY AFFECT ACTUAL PERFORMANCE RESULTS FOR THE FUND. FURTHERMORE, THE INDEX INFORMATION DOES NOT INVOLVE FINANCIAL RISK OR ACCOUNT FOR THE IMPACT OF FEES AND COSTS ASSOCIATED WITH THE FUND.

THE MANAGING OWNER COMMENCED OPERATIONS IN JANUARY 2006. AS MANAGING OWNER, THE MANAGING OWNER AND ITS TRADING PRINCIPALS HAVE BEEN MANAGING THE DAY-TO-DAY OPERATIONS FOR THE FUNDS AND RELATED PRODUCTS AND MANAGING FUTURES TRADING ACCOUNTS. BECAUSE THERE ARE LIMITED ACTUAL TRADING RESULTS TO COMPARE TO THE INDEX CLOSING LEVELS SET FORTH HEREIN, PROSPECTIVE INVESTORS SHOULD BE PARTICULARLY WARY OF PLACING UNDUE RELIANCE ON THE ANNUAL OR CUMULATIVE INDEX RESULTS.

ALTHOUGH THE INDEX SPONSOR WILL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE INDEX FROM SOURCE(S) WHICH THE INDEX SPONSOR CONSIDERS RELIABLE, THE INDEX SPONSOR WILL NOT INDEPENDENTLY VERIFY SUCH INFORMATION AND DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE INDEX OR ANY DATA INCLUDED THEREIN. THE INDEX SPONSOR SHALL NOT BE LIABLE (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY ERROR IN THE INDEX AND THE INDEX SPONSOR IS UNDER NO OBLIGATION TO ADVISE ANY PERSON OF ANY ERROR THEREIN.

UNLESS OTHERWISE SPECIFIED, NO TRANSACTION RELATING TO THE INDEX IS SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE INDEX SPONSOR AND THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES AS TO (A) THE ADVISABILITY OF PURCHASING OR ASSUMING ANY RISK IN CONNECTION WITH ANY SUCH TRANSACTION (B) THE LEVELS AT WHICH THE INDEX STANDS AT ANY PARTICULAR TIME ON ANY PARTICULAR DATE (C) THE RESULTS TO BE OBTAINED BY THE ISSUER OF ANY SECURITY OR ANY COUNTERPARTY OR ANY SUCH ISSUER’S SECURITY HOLDERS OR CUSTOMERS OR ANY SUCH COUNTERPARTY’S CUSTOMERS OR COUNTERPARTIES OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDEX OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH ANY LICENSED RIGHTS OR FOR ANY OTHER USE OR (D) ANY OTHER MATTER. THE INDEX SPONSOR MAKES NO EXPRESS OR IMPLIED REPRESENTATIONS OR WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDEX OR ANY DATA INCLUDED THEREIN.

WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE INDEX SPONSOR HAVE ANY LIABILITY (WHETHER IN NEGLIGENCE OR OTHERWISE) TO ANY PERSON FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

PERFORMANCE OF COMMODITY POOLS OPERATED BY

THE MANAGING OWNER AND ITS AFFILIATES

General

The performance information included herein is presented in accordance with CFTC regulations. The Funds differ materially in certain respects from the following pools’ performance which are included herein. The following sets forth summary performance information for all pools operated by the Managing Owner (other than the Funds).

The below pools, the performance of which are summarized herein, are materially different in certain respects from the Funds and the past performance summary of such pools are generally not representative of how the Funds might perform in the future. These pools also have material differences from the Funds, such as different investment objectives and strategies, leverage, employment of short in addition to long positions and fee structures, among other variations. The performance record of these pools may give some general indication of the Managing Owner’s capabilities by indicating the past performance of other pools sponsored by the Managing Owner.

All summary performance information is current as of August 31, 2009. Performance information is set forth, in accordance with CFTC Regulations, since (i) January 31, 2006 (inception with respect to PowerShares DB Commodity Index Tracking Fund), (ii) September 18, 2006 (inception with respect to PowerShares DB G10 Currency Harvest Fund (DBV)) and (iii) February 20, 2007 (inception with respect to each of PowerShares DB US Dollar Index Bullish Fund (UUP) and PowerShares DB US Dollar Index Bearish Fund (UDN)). CFTC Regulations require inclusion of only performance information within the five most recent calendar years and year-to-date, or, if inception of the pool has been less than five years and year-to-date, then since inception.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS, AND MATERIAL DIFFERENCES EXIST AMONG THE FUNDS AND THE POOLS WHOSE PERFORMANCE ARE SUMMARIZED HEREIN.

INVESTORS SHOULD NOTE THAT INTEREST INCOME MAY CONSTITUTE A SIGNIFICANT PORTION OF A COMMODITY POOL’S INCOME AND, IN CERTAIN INSTANCES, MAY GENERATE PROFITS WHERE THERE HAVE BEEN REALIZED AND UNREALIZED LOSSES FROM COMMODITY TRADING.

PERFORMANCE OF POWERSHARES DB COMMODITY INDEX TRACKING FUND (TICKER: DBC)

Name of Pool:  PowerShares DB Commodity Index Tracking Fund

Type of Pool:  Public, Exchange-Listed Commodity Pool

Inception of Trading:  February 2006

Aggregate Gross Capital Subscriptions as of August 31, 2009:  $4,778,175,938

Net Asset Value as of August 31, 2009:  $3,494,079,165

Net Asset Value per Share as of August 31, 2009:  $22.26

Worst Monthly Drawdown:  (23.77)% October 2008

Worst Peak-to-Valley Drawdown:  (57.34)% June 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)	2006(%)
January	(5.18)	3.24	(2.36)	--
February	(5.61)	11.21	5.30	(4.66)
March	5.32	(0.61)	0.67	3.63
April	(1.54)	4.46	0.55	6.51
May	16.50	8.32	(0.51)	(0.42)
June	(3.02)	10.64	1.22	(0.29)
July	2.58	(10.61)	1.94	1.65
August	(3.39)	(5.97)	(2.21)	(2.71)
September		(11.01)	8.58	(4.54)
October		(23.77)	8.58	1.21
November		(10.38)	0.26	6.40
December		(6.71)**	3.76***	(4.70)****
Compound Rate of Return	3.92% (8 months)	(31.91)%	28.15%	1.23% (11 months)

*	The Worst Peak-to-Valley Drawdown from June 2008 – February 2009 includes the effect of the $0.34 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.
**

The December 2008 return of (6.71)% includes the $0.34 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (5.23)%.

***

The December 2007 return of 3.76% includes the $0.76 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 6.23%.

****

The December 2006 return of (4.70)% includes the $0.61 per Share distribution made to Shareholders of record as of December 20, 2006. Prior to the December 29, 2006 distribution, the pool’s return for December 2006 was (2.33)%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 109.

PERFORMANCE OF POWERSHARES DB G10 CURRENCY HARVEST FUND (TICKER: DBV)

Name of Pool:  PowerShares DB G10 Currency Harvest Fund

Type of Pool:  Public, Exchange-Listed Commodity Pool

Inception of Trading:  September 2006

Aggregate Gross Capital Subscriptions as of August 31, 2009:  $791,280,776

Net Asset Value as of August 31, 2009:  $352,628,696

Net Asset Value per Share as of August 31, 2009:  $22.32

Worst Monthly Drawdown:  (14.37)% October 2008

Worst Peak-to-Valley Drawdown:  (36.85)% October 2007 – January 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)	2006(%)
January	(5.33)	(1.31)	1.01	--
February	3.09	(0.96)	0.65	--
March	7.62	(4.00)	2.47	--
April	0.39	4.28	2.27	--
May	2.72	1.34	2.14	--
June	1.66	(0.70)	3.09	--
July	2.56	(0.04)	(0.97)	--
August	1.36	(4.01)	(3.94)	--
September		(5.84)	2.79	(0.24)
October		(14.37)	3.10	1.92
November		(3.21)	(3.76)	(1.30)
December		(3.42)**	(2.67)***	2.99****
Compound Rate of Return	14.46% (8 months)	(28.78)%	5.96%	3.36% (3 1/2 months)
*

The Worst Peak-to-Valley Drawdown from October 2007 – January 2009 includes the effect of the $0.80 per Share distribution made to Shareholders of record as of December 19, 2007, and the effect of the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnotes ** and ***.

**

The December 2008 return of (3.42)% includes the $0.27 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (2.08)%.

***

The December 2007 return of (2.67)% includes the $0.80 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.14%.

****

The December 2006 return of 2.99% includes the $0.06 per Share distribution made to Shareholders of record as of December 20, 2006. Prior to the December 29, 2006 distribution, the pool’s return for December 2006 was 3.23%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BULLISH FUND (TICKER: UUP), A SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool:  PowerShares DB US Dollar Index Bullish Fund

Type of Pool:  Public, Exchange-Listed Commodity Pool

Inception of Trading:  February 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009:  $1,387,126,651

Net Asset Value as of August 31, 2009: $353,355,538

Net Asset Value per Share as of August 31, 2009:  $23.25

Worst Monthly Drawdown:  (6.89)% December 2008

Worst Peak-to-Valley Drawdown:  (12.43)% November 2008 – Aug 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	5.02	(1.47)	--
February	1.89	(1.84)	(0.32)
March	(3.06)	(2.48)	(0.32)
April	(1.29)	0.80	(1.29)
May	(6.16)	0.31	1.55
June	0.63	(0.62)	0.00
July	(2.43)	0.93	(0.92)
August	(0.30)	5.42	0.57
September		1.88	(3.31)
October		8.49	(1.17)
November		0.38	0.04
December		(6.89)**	0.04***
Compound Rate of Return	(5.95)% (8 months)	4.17%	(5.08)% (10 1/4 months)
*

The Worst Peak-to-Valley Drawdown from November 2008 – August 2009 includes the effect of the $0.17 per Share distribution made to Shareholders of record as of December 19, 2008. Please see Footnote **.

**

The December 2008 return of (6.89)% includes the $0.17 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was (6.25)%.

***

The December 2007 return of 0.04% includes the $0.20 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.76%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying Footnotes to Performance Information on page 109.

PERFORMANCE OF POWERSHARES DB US DOLLAR INDEX BEARISH FUND (TICKER: UDN), A

SERIES OF POWERSHARES DB US DOLLAR INDEX TRUST

Name of Pool:  PowerShares DB US Dollar Index Bearish Fund

Type of Pool:  Public, Exchange-Listed Commodity Pool

Inception of Trading:  February 2007

Aggregate Gross Capital Subscriptions as of August 31, 2009:  $577,192,852

Net Asset Value as of August 31, 2009:  $334,932,593

Net Asset Value per Share as of August 31, 2009:  $27.45

Worst Monthly Drawdown:  (8.37)% October 2008

Worst Peak-to-Valley Drawdown:  (17.03)% March 2008 – February 2009*

Monthly Rate of Return	2009(%)	2008(%)	2007(%)
January	(4.70)	2.14	—
February	(1.92)	4.28	0.64
March	3.03	2.65	0.99
April	1.19	(0.68)	2.01
May	5.61	(0.27)	(0.73)
June	(0.63)	0.82	0.74
July	2.35	(0.71)	1.54
August	0.22	(5.30)	0.38
September		(1.99)	3.82
October		(8.37)	1.68
November		(0.48)	0.68
December		5.78**	(1.92)***
Compound Rate of Return	4.89% (8 months)	(2.94)%	10.16% (10 1/4 months)
*

The Worst Peak-to-Valley Drawdown from March 2008 – February 2009 includes the effect of the $0.15 per Share distribution made to Shareholders of record as of December 17, 2008. Please see Footnote **.

**

The December 2008 return of 5.78% includes the $0.15 per Share distribution made to Shareholders of record as of December 17, 2008. Prior to the December 30, 2008 distribution, the pool’s return for December 2008 was 6.39%.

***

The December 2007 return of (1.92)% includes the $0.40 per Share distribution made to Shareholders of record as of December 19, 2007. Prior to the December 28, 2007 distribution, the pool’s return for December 2007 was 0.39%.

PAST PERFORMANCE IS NOT NECESSARILY INDICATIVE OF FUTURE RESULTS.

See accompanying footnotes to performance information.

Footnotes to Performance Information

1.            “Aggregate Gross Capital Subscriptions” is the aggregate of all amounts ever contributed to the relevant pool, including investors who subsequently redeemed their investments.

2.            “Net Asset Value” is the net asset value of each pool as of August 31, 2009.

3.            “Net Asset Value per Share” is the Net Asset Value of the relevant pool divided by the total number of Shares outstanding with respect to such pool as of August 31, 2009.

4.            “Worst Monthly Drawdown” is the largest single month loss sustained since inception of trading. “Drawdown” as used in this section of the Prospectus means losses experienced by the relevant pool over the specified period and is calculated on a rate of return basis, i.e., dividing net performance by beginning equity. “Drawdown” is measured on the basis of monthly returns only, and does not reflect intra-month figures. “Month” is the month of the Worst Monthly Drawdown.

5.            “Worst Peak-to-Valley Drawdown” is the largest percentage decline in the Net Asset Value per Share over the history of the relevant pool. This need not be a continuous decline, but can be a series of positive and negative returns where the negative returns are larger than the positive returns. “Worst Peak-to-Valley Drawdown” represents the greatest percentage decline from any month-end Net Asset Value per Share that occurs without such month-end Net Asset Value per Share being equaled or exceeded as of a subsequent month-end. For example, if the Net Asset Value per Share of a particular pool declined by $1 in each of January and February, increased by $1 in March and declined again by $2 in April, a “peak-to-valley drawdown” analysis conducted as of the end of April would consider that “drawdown” to be still continuing and to be $3 in amount, whereas if the Net Asset Value per Share had increased by $2 in March, the January-February drawdown would have ended as of the end of February at the $2 level.

6.            “Compound Rate of Return” is calculated by multiplying on a compound basis each of the monthly rates of return set forth in the respective charts above and not by adding or averaging such monthly rates of return. For periods of less than one year, the results are year-to-date.”

XII.	The biographies of Hans Ephraimson and Alex Depetris set forth on pages 121 and 122 of the Prospectus are hereby deleted and replaced, in its entirety, with the following:

“Hans Ephraimson joined Deutsche Bank AG in June 1986 and is a Managing Director in the North American Structured Sales and the DBX Group. Mr. Ephraimson has also been a Desk Head for foreign exchange in Deutsche Bank AG’s Institutional Clients Group for North America since January 1999. Mr. Ephraimson serves as a member of the Board of Managers and Chief Executive Officer of the Managing Owner. Mr. Ephraimson has been a principal and associated person of the Managing Owner since July 9, 2008 and June 5, 2009, respectively, and a member of the NFA since June 5, 2009. Mr. Ephraimson received his Bachelors of Science from Syracuse University in 1986 and an MBA from Columbia University in 1995.

Alex Depetris joined Deutsche Bank AG in June 2008 and serves as a Vice President in the DBX Group with responsibility for providing currency and commodity-based investor solutions to the DB sales force in the Americas. Mr. Depetris has been a principal and associated person of the Managing Owner since April 13, 2009 and June 17, 2009, respectively, and a member of the NFA since June 17, 2009. From December 2006 to May 2008, Mr. Depetris was an associate with the law firm of Arnold & Porter LLP in New York, and prior to that he was an associate with the law firm Sullivan & Worcester LLP in Boston, Massachusetts from September 2005 through November 2006. Mr. Depetris received his J.D. from Boston University School of Law in 2005 and his Bachelors of Science in Finance from University of Maryland, College Park in 2002.”